Exhibit 4.25

[TRANSLATION FOR REFERENCE ONLY]

Borrower:	ChipMOS TECHNOLOGIES INC.

Total Facility Amount:	NT$12,000,000,000

Lead Arranger and Banks:

Taiwan Cooperative Bank Co., Ltd.

Bank of Taiwan Co., Ltd.

Land Bank of Taiwan Co., Ltd.

Taishin International Bank Co., Ltd.

Hua Nan Commercial Bank, Ltd.

Chang Hwa Commercial Bank Co., Ltd.

Yuanta Commercial Bank Co., Ltd.

Banks:	First Commercial Bank Co., Ltd. Taiwan Shin Kong Commercial Bank Co., Ltd. Bank of Panhsin Co., Ltd. Mega International Commercial Bank Co., Ltd.

Facility Agent:	Taiwan Cooperative Bank Co., Ltd.

Collateral Agent:	Bank of Taiwan Co., Ltd.

Execution Date:	May 15, 2018

TABLE OF CONTENTS

PREAMBLE		1

I.	GENERAL	2

1.	DEFINITIONS	2

2.	TOTAL FACILITY AMOUNT AND ALLOCATION	5

3.	THE BANKS’ PARTICIPATION IN THE LOAN	5

4.	FACILITY PERIOD	6

5.	REPAYMENT PLACE AND OTHERS	6

6.	SPECIMEN CHOPS AND/OR SIGNATURE	6

7.	PROMISSORY NOTE AND NOTE AUTHORIZATION	7

II	RESERVE ACCOUNT	8

8.	RESERVE ACCOUNT	8

III	INTEREST RATE, TAX AND EXPENSE	8

9.	INTEREST RATE AND TAX	8

10.	FEES	10

IV	DRAWDOWN OF FACILITY AMOUNT	12

11.	CONDITIONS PRECEDENT TO FIRST DRAWDOWN	12

12.	DRAWDOWN PERIOD	13

13.	DOCUMENTS FOR DRAWDOWN	14

14.	DRAWDOWN METHOD AND CONDITIONS	15

V.	REPAYMENT OF PRINCIPAL	16

15.	REPAYMENT OF PRINCIPAL	16

VI.	CANCELATION OF FACILITY AMOUNT	17

16.	CANCELATION OF FACILITY AMOUNT	17

VII.	PREPAYMENT	18

17.	PREPAYMENT	18

VIII.	UNDERTAKINGS AND REPRESENTATIONS	18

18.	UNDERTAKINGS AND COVENANTS	18

19.	REPRESENTATIONS FOR EXECUTION OF THE AGREEMENT	21

20.	REPRESENTATIONS FOR EACH DRAWDOWN	22

IX.	SECURITY	22

21.	COLLATERAL	22

X.	PRESERVATION OF RIGHT	27

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22.	SUPERVISION AND REPORTING	27

23.	HANDLING COUNTERFEIT, ALTERATIONS AND DAMAGES TO THE DOCUMENTS	28

24.	COOPERATION	28

XI.	CONSENT TO COLLECTION, PROCESSING AND USE (INCLUDING INTERNATIONAL TRANSMISSION) OF INFORMATION	29

25.	CONSENT TO COLLECTION, PROCESSING AND USE (INCLUDING INTERNATIONAL TRANSMISSION) OF INFORMATION	29

XII.	EVENT OF DEFAULT AND ACCELERATION	31

26.	EVENT OF DEFAULT AND ACCELERATION	31

XIII.	SET-OFF AND DISCHARGE	33

27.	SET-OFF AND DISCHARGE	33

XIV.	RELATIONSHIP BETWEEN BORROWER AND BANKS	35

28.	RELATIONSHIP BETWEEN BORROWER AND BANKS	35

XV.	APPOINTMENT OF AGENTS AND RELATED PROVISIONS	36

29.	APPOINTMENT OF AGENTS	36

30.	DUTIES OF AGENTS	36

31.	DISCLAIMERS OF OFFICERS OF THE AGENTS TO BANKS	37

32.	DISCLAIMERS OF OFFICERS OF THE AGENTS TO BORROWER	38

33.	RESPONSIBILITY AND COMPENSATION OF THE AGENTS	38

34.	PRIORITY OF AGENTS’ FEE	39

35.	RESIGNATION OF AGENTS	39

XVI.	RIGHTS AND OBLIGATIONS AMONG BANKS	39

36.	JOINT AND SEVERAL CLAIMS	39

37.	BANKS’ RESOLUTION AND AMENDMENT OF AGREEMENT EXECUTED BY FACILITY AGENT	40

38.	BANKS’ MEETING	41

39.	SEVERABILITY OF BANKS’ LIABILITY	41

40.	ASSIGNMENT OF RIGHTS AND OBLIGATIONS OF BANKS	41

41.	ACKNOWLEDGMENT AND CONSENT OF BANKS	42

XVII.	GOVERNING LAW AND JURISDICTION	43

42.	GOVERNING LAW	43

43.	JURISDICTION	43

XVIII.	MISCELLANEOUS	43

44.	CHANGE OF LAWS OR CIRCUMSTANCES	43

45.	NOTIFICATION AND REQUEST	44

46.	DELIVERY	44

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PREAMBLE

ChipMOS TECHNOLOGIES INC. (VAT No.: 16130042) is a company organized and existing under the laws of the Republic of China. In order to repay existing debts to financial institutions (including, but not limited to, the outstanding amount under the NT$13.2 billion (NT$13,200,000,000) syndicated loan agreement entered into in 2016 to which Land Bank of Taiwan acted as the lead arranger) and to replenish its mid-term operating working capital, ChipMOS TECHNOLOGIES INC. has applied for a total facility in the amount of NT$12 billion (NT$12,000,000,000) to be extended by eleven (11) financial institutions, i.e., Taiwan Cooperative Bank Co., Ltd., Bank of Taiwan Co., Ltd., Land Bank of Taiwan Co., Ltd., Taishin International Bank Co., Ltd., Hua Nan Commercial Bank, Ltd., Chang Hwa Commercial Bank Co., Ltd., Yuanta Commercial Bank Co., Ltd. (above each a “Lead Arranger”, and collectively, the “Lead Arrangers”), First Commercial Bank Co., Ltd., Taiwan Shin Kong Commercial Bank Co., Ltd., Bank of Panhsin Co., Ltd., and Mega International Commercial Bank Co., Ltd (above each a “Bank” and collectively, the “Banks”). The Banks agree that Taiwan Cooperative Bank Co., Ltd. shall act as facility agent, and Bank of Taiwan Co., Ltd. shall act as collateral agent, to handle all matters relating to the facility and exercise the right hereunder for and on behalf of the Banks. The parties hereto have executed this syndicated loan agreement (hereinafter, the “Agreement”) and agree as follows:

I.	General

1.	Definitions

1.1.	“Borrower” shall mean ChipMOS TECHNOLOGIES INC.

1.2.	“Facility Agent” shall mean Taiwan Cooperative Bank Co., Ltd.

1.3.	“Collateral Agent” shall mean Bank of Taiwan Co., Ltd.

1.4.

“Agents” shall mean the Facility Agent and the Collateral Agent collectively. In the event that the Agents have any disagreements in connection with their capacity, power or obligations hereunder, they shall settle such disagreements through negotiation and notify the Borrower and other Banks accordingly.

1.5.

“2016 Syndicated Loan” shall mean the syndicated loan agreement dated May 16, 2016 with the facility amount of NT$13.2 billion (NT$13,200,000,000) (hereinafter any amount without specifying currencies referring to New Taiwan dollars), executed by the Borrower and ten (10) financial institutions, i.e., Land Bank of Taiwan Co., Ltd., Bank of Taiwan Co., Ltd., Taiwan Cooperative Bank Co., Ltd. (as the lead arrangers), Taishin International Bank Co., Ltd., Chang Hwa Commercial Bank Co., Ltd., Hua Nan Commercial Bank, Ltd., Yuanta Commercial Bank Co., Ltd., Ta Chong Bank Co., Ltd., Taiwan Shin Kong Commercial Bank Co., Ltd., Bank of Panhsin Co., Ltd., the purpose of which was to repay the Borrower’s then existing debts to financial institutions and to replenish its mid-term operating.

1.6.	“Existing Indebtedness” shall mean the outstanding principal balance payable by the Borrower, including but not limited to those under the 2016 Syndicated Loan.

1.7.

“Details of Repayment Schedule” shall mean the list containing the Existing Indebtedness which will be repaid by advances under the Facility as contemplated by the Borrower, substantially in the form of Schedule 3.

1.8.	“Facility” shall mean Tranche A Facility and Tranche B Facility collectively unless otherwise specifying Tranche A Facility or Tranche B Facility.

1.9.	“Facility Amount” shall mean the facility amount for each facility under this Facility.

1.10.	“Total Facility Amount” shall mean the aggregate Facility Amounts under the Facility, which is NT$12 billion (NT$12,000,000,000).

1.11.

“Commitment Amount”, “Commitment Percentage” shall mean the amount and percentage each Bank agrees to extend individually under the Facility as set out in Schedule 2, which shall be reduced or cancelled in accordance with the Agreement from time to time.

1.12.	“Aggregate Commitment Amount” shall mean the aggregate Commitment Amounts, which is NT$12 billion (NT$12,000,000,000).

1.13.

“Majority Resolution” shall mean, if the first drawdown has not been made, or if the first drawdown has been made but the outstanding principal balance is zero, the resolution or written consent of the Banks, the aggregate Commitment Amounts of which exceed two-thirds of the Total Facility Amount; or, if the first drawdown has been made, the resolution of the Banks, the aggregate outstanding principal balance of which exceed two-thirds of the then aggregate outstanding principal balance of all the Banks. Provided, however, that the Facility Agent may take any action in respond to the change of laws and rules as requested by the competent authorities by notifying the Banks and the Borrower.

1.14.

“First Drawdown Date” shall mean the date on which the first drawdown is made, being the commencement date of the Facility Period; provided, however, the expiry date of three (3) months commencing from the execution date of the Agreement shall be deemed as the First Drawdown Date in the event that no drawdown has been made during the first three-month period.

1.15.	“Bank Business Days” shall mean a full banking business day on which banks in the island of Taiwan are open for business pursuant to relevant laws and regulations.

1.16.	“Repayment Place” shall mean the location of the Hsinchu branch of the Facility Agent.

1.17.	“Annual Interest Rate” shall mean the interest rate calculated on the basis of a year of three hundred sixty-five (365) days.

1.18.	“Promissory Note” shall mean the promissory note in the form of Exhibit 2 hereto issued or replaced by the Borrower in accordance with this Agreement.

1.19.	“Note Authorization” shall mean the written authorization in the form of Exhibit 3 hereto issued by the Borrower, authorizing the Facility Agent to complete the Promissory Note as provided therein.

1.20.

“Duration Period of the Facility” shall mean, unless otherwise provided in this Agreement, the period from the execution date of this Agreement to and until the full repayment of all the note obligations (including any indebtedness arising out of issuance, endorsement, acceptance, guarantee of note or any other activities), principal, interest, default interest, penalties, advances, arranger’s fee, agent’s fee, commitment fee, compensations, fees for amendment of the Agreement, appraisal fee of the Collateral, registration (or registration for the change of rights) fee of the Collateral, insurance premium, expenses for obtaining a writ of execution, expenses for compulsory enforcement, expenses for participation of distribution, other fees, damages due to the failure to perform all the obligations herein and other debt agreed to be borne by the Borrower, and the full performance of all its obligations under the Agreement.

1.21.

“Collateral” shall mean collectively (1) the three buildings with Building Nos. 13, 29 and 36, Keguan Section, Baoshan Township, Hsinchu County and with House No. 1, R&D Road 1, Baoshan Township, Hsinchu County, and its ancillary attachments situated thereon (the “Hsinchu Science Park Plant”), which are owned by the Borrower, and located at Lot Nos. 2-2 and 5, Keguan Section, Baoshan Township, Hsinchu County, owned by Hsinchu Science Park Bureau; (2) the six buildings with Building Nos. 1, 2, 3, 4, 612 and 613, Xinke Section, Xhinshr District, Tainan City and with House No. 5, Nanke 7th Road, Xhinshr District, Tainan City, and its ancillary attachments situated thereon, which are owned by the Borrower, and located at Lot No. 55, Xinke Section, Xhinshr District, Tainan City, owned by Southern Taiwan Science Park Bureau; along with the three buildings, with Building Nos. 130, 145 and 146, Xinke Section, Xhinshr District, Tainan City and with House No. 3, Nanke 7th Road, Xhinshr District, Tainan City, and its ancillary attachments situated thereon, which are owned by the Borrower, and located at Lot No. 40, Xinke Section, Xhinshr District, Tainan City, owned by Southern Taiwan Science Park Bureau (the “Tainan Plant”); (3) the four pieces of land located at Lot Nos. 1072, 1073, 1074 and 1077, Taihe Section, Zhubei City, Hsinchu County, and the three buildings with Building Nos. 251-1, 251-2, and 251-3 and with House No. 37, Xintai Rd., Zhubei City, Hsinchu County, and its ancillary attachments situated thereon, which are owned by the Borrower (the “Zhubei Plant”); (4) the two pieces of land located at Lot Nos. 421 and 424, Taihe Section, Zhubei City, Hsinchu County, and the four buildings, with Building Nos. 65-1, 65-2, 65-3 and 65-4 and with House No. 112, Zhonghe St., Zhubei City, Hsinchu County, and its ancillary attachments situated thereon, which are owned by the Borrower (the “2nd Zhubei Plant”); (5) the two pieces of land located at Chienshing Sub-Land Lot Nos. 18 and 18-1, Chienshing Section, Hukou Township, Hsinchu County, and the two buildings with Building Nos. Chienshing Sub-Land Lot Nos. 1526-1 and 1526-2, Chienshing Section, Hukou Township, Hsinchu County and with House No. 4, Rende Road, Hukou Township, Hsinchu County, and its ancillary attachments situated thereon, which are owned by the Borrower (the “Hukou Plant”); and (6) all machinery and equipment placed in the buildings and its ancillary attachments provided in (1) to (5) above. The first priority mortgage with the maximum secured amount over the aforesaid real estate property and chattel is created in favor of Bank of Taiwan Co., Ltd., which is the Collateral Agent.

1.22.	“Net Worth” shall mean the amount of shareholders’ equity.

1.23.	“Current Ratio” shall mean the ratio of current assets to current liabilities.

1.24.	“Leverage Ratio” shall mean the ratio of total liabilities to Net Worth.

1.25.	“Interest Coverage Ratio” shall mean the ratio of the sum of net profit before tax, interest expenses, depreciation and amortization to interest expenses.

1.26.

“Risk Participation Percentage” shall mean, in connection with the matters relevant to the Facility and the Banks, the Commitment Percentage of respective Bank prior to the first drawdown by the Borrower, or after the first drawdown but no outstanding principal balance; or, after the first drawdown is made by the Borrower, the percentage of the aggregate outstanding principal balance payable to respective Bank to the total outstanding principal balance payable under the Facility.

1.27.	“Officers of the Agents” shall mean personnel such as the managers, staff or agents of the Agents.

2.	Total Facility Amount and Allocation

2.1.

The Total Facility Amount is NT$12 billion (NT$12,000,000,000) and will be allocated as follows, for the Borrower to repay the Existing Indebtedness and replenish its mid-term operating working capital:

2.1.1.

Tranche A Facility: The account shall be classified as medium-term (secured) loan, and the Facility Amount is NT$8.4 billion (NT$8,400,000,000). Tranche A Facility may be drawn on a non-revolving basis.

2.2.2.	Tranche B Facility: The account shall be classified as medium-term loan, and the Facility Amount is NT$3.6 billion (NT$3,600,000,000). Tranche B Facility may be drawn on a revolving basis.

2.2.

Regarding Tranche A Facility, each Bank may first extend loans classified as either medium-term loan or medium-term secured loan. Should the loan be extended as a medium-term loan, the classification of the account shall be changed to medium-term secured loan after the Collateral Agent has obtained the rights of first priority mortgage with the maximum secured amount over all of the Collaterals.

3.	The Banks’ Participation in the Loan

3.1.

The Bank shall perform its obligation under the Agreement in accordance with the Commitment Amount set out in Schedule 2. Unless otherwise provided in the Agreement, any Bank shall, no later than 12:00 P.M. (noon time) of one (1) Bank Business Days prior to the date as set forth in the Drawdown and/or Refinance Request, notify the Borrower and the Facility Agent in writing if it fails to make advances in accordance with this Agreement, and the Commitment Amount or Commitment Percentage of such Bank shall be reduced or cancelled. The Facility Agent and other Banks are not responsible for the act of such breaching Bank and the obligations of the Facility Agent and other Banks to make advances under the Agreement remains unchanged.

3.2.

Unless otherwise provided in this Agreement, any Bank that has failed to make advances pursuant to Article 3.1 shall, in addition to making a reasonable effort to secure the same Facility Amount for the Borrower’s use, indemnify the direct damage incurred by the Borrower therefrom, including but not limited to the funding cost of the Borrower which exceeds the interest rate or fee under the Agreement while the Facility Agent and other Bank shall in no event be held responsible for such failure; provided, however, the Borrower shall furnish evidence supporting the alleged direct losses and expenses.

4.	Facility Period

The facility period of this Facility shall be five years commencing from the First Drawdown Date.

5.	Repayment Place and Others

5.1.	Repayment Place:

Unless otherwise agreed by all the Banks in advance, the Borrower shall repay any indebtedness or take any action under the Facility at the repayment place, otherwise the payment obligations hereunder shall not be discharged and the action taken shall not be effective.

5.2.	Repayment Currency:

The Borrower shall, for all amount payable under the Agreement and its relevant documents, make any and all repayment pursuant to its nature (for instance, the principal, interest, default interest, fee or others) in New Taiwan dollars on the due date of respective amount payable in accordance with the relevant provisions hereof.

5.3.	Repayment Date:

Unless otherwise provided in the Agreement, if the date the Borrower shall make any payment under the Agreement is not a Bank Business Day, such due date shall be extended to the next succeeding Bank Business Day unless such next succeeding Bank Business Day falls in another calendar month, in which case such due date shall end on the immediately preceding Bank Business Day.

6.	Specimen Chops and/or Signature

6.1.

The Borrower shall provide its specimen chops and/or signature (in the form of Exhibit 1) to the Agents specifying the name, position and the specimen chops and/or signature of each authorized signatory of the relevant documents under the Agreement. The specimen chops and/or signature shall be effective to the Borrower in respect of any matters relevant to the Agreement and the Borrower shall be absolutely bound by such specimen chops and/or signature. The Agents may rely on the genuineness of the documents with the specimen chops and/or signature attached as legally authorized and validly executed if the Officers of the Agents deem that the signature or chops conforms to the specimen preserved by the Agents. The Borrower will in no event deny the validity of the documents by asserting the forgery or theft of the specimen.

6.2.

The Agents are entitled to refuse to proceed on any application or documents relevant to the Agreement provided by the Borrower if the Agents find the specimen chops and/or signature is inconsistent with the ones preserved by the Agents, and the Agent shall immediately notify the Borrower to make relevant corrections.

6.3.

The Borrower shall notify the Agents in writing regarding the changes of its name, organization, Articles of Incorporation, representatives, authorization of the representatives or the specimen, and shall immediately apply for the alteration or cancellation of specimen chops and/or signature. The changes above shall not be a valid defense by the Borrower against the Banks before the Borrower notifies the Agents the same and completes the required procedure. The specimen chops and/or signature preserved by the Agents shall remain effective before the Borrower obtains the Agents’ prior consent and completes the required procedures of alteration or cancellation of specimen chops and/or signature, and the Borrower shall bear full responsibility for all the transaction with the Bank arising from the utilization of the original specimen chops and/or signature.

7.	Promissory Note and Note Authorization

7.1.

The Borrower shall issue and deliver to the Facility Agent a Promissory Note (in the form of Exhibit 2) payable to the Facility Agent in the amount of NT$12 billion (NT$12,000,000,000) with the issue date as the First Drawdown Date together with Note Authorization (in the form of Exhibit 3) prior to the First Drawdown Date.

7.2.

The Facility Agent may present the Promissory Note (as set forth in Article 7.1) and exercise the right thereon upon the acceleration of the entire or partial Facility declared by the Facility Agent in accordance with Article 26.2 if the Borrower has any event provided in Article 26.1.1 to 26.1.10.

7.3.

The Facility Agent may request the Borrower to issue new Promissory Note and Note Authorization in exchange for such Promissory Note(s) and Note Authorization(s) previously delivered to the Facility Agent when it deems necessary and the Borrower shall not refuse such request. The Borrower shall not apply for exchange of any Promissory Note(s) and Note Authorization(s) due to its partial repayment of the loan under the Facility or its partial cancellation of Facility Amount.

7.4.

The Facility Agent shall return the Borrower the Promissory Note and Note Authorization upon the expiration of the Facility Period unless the Facility Agent has exercised the right under the Promissory Note.

II	Reserve Account

8.	Reserve Account

8.1.	The Borrower shall open a reserve account with the Facility Agent within the Duration Period of the Facility.

8.2.

The Borrower shall cause the balance in the reserve account not less than the aggregate interest payments for the succeeding two (2) months from time to time. If the Borrower complies with the aforesaid condition and does not have any event of default, the Borrower may transfer and use the exceeding amount of the reserve account.

8.3.	Within the Duration Period of the Facility, the Borrower shall not assign, change, close, create pledge or other encumbrances, entrust or dispose over the reserve account in any other form.

III	Interest Rate, Tax and Expense

9.	Interest Rate and Tax

9.1.	Interest Rates:

9.1.1.	Tranche A Facility:

The interest rate of Tranche A Facility shall be calculated based on the reference rate plus a margin of zero point two percent (0.20%) per annum at the floating interest rate and rounded to the nearest fourth decimal point. Within the Duration Period of the Facility, the interest rate before tax of Tranche A Facility shall not be lower than one point seven percent (1.70%), or the interest rate before tax shall be one point seven percent (1.70%).

9.1.2.	Tranche B Facility:

The interest rate of Tranche B Facility shall be calculated based on the reference rate plus a margin of zero point two two five percent (0.225%) per annum at the floating interest rate and rounded to the nearest fourth decimal point. Within the Duration Period of the Facility, the interest rate before tax of Tranche B Facility shall not be lower than one point seven percent (1.70%), or the interest rate before tax shall be one point seven percent (1.70%).

9.2.	Reference Rate:

The reference rate in Articles 9.1.1. and 9.1.2. shall mean the floating interest rate for one-year (as of the date of this Agreement, meaning the period of one-year up to two-year) time deposit as displayed in the bulletin of Chunghwa Post Co., Ltd (for non-large amount deposits) two (2) Bank Business Days prior to each drawdown date (or interest adjustment date).

9.3.	Reference Rate Not Available:

If the reference rate is not available, the interest rate in accordance with the market practice for a longer period shall prevail. If the reference rate is still unavailable, the Facility Agent shall negotiate with the Borrower to reach mutual agreement on an alternative rate. Provided, however, that the Facility Agent shall specify the reference rate should the Facility Agent and the Borrower cannot come to an agreement within thirty (30) calendar days. Such reference rate shall become retroactively effective from the relevant interest period for the calculation of the interest in question, and the Borrower must not object.

9.4.	Interest Rate Adjustment Date:

When there is a change in the reference rate, the interest rate adjustment date shall be the next interest payment date.

9.5.	Interest Payment Date:

9.5.1.	Interest shall be paid by the Borrower and calculated in accordance with the actual number of days elapsed on the basis of a year of three hundred sixty-five (365) days.

9.5.2.

Interest payment date under the Facility shall be the last date of each calendar month. The Borrower shall pay interests on a monthly basis, and the monthly corresponding date of the First Drawdown Date shall be the interest payment date. If there be no such corresponding date, the last date of such month shall be the interest payment date. If such date is not a Bank Business Day, the interest payment date shall be extended to the next succeeding Bank Business Day unless such next succeeding Bank Business Day falls in another calendar month, in which case such payment date shall be on the immediately preceding Bank Business Day.

9.6.	Default Interest and Penalties:

In the event that the Borrower shall fail to timely pay any principal or interest due and payable hereunder, the Borrower shall pay default interest on such principal or interest at the default interest rate of one point five percent (1.50%) per annum above the rate of interest applicable to the Facility commencing on the due date (inclusive) and ending on the date of actual payment. The default interest rate shall be a floating rate corresponding to the interest rate. With respect to any principal or interest due and unpaid for a period of less than six (6) months, a penalty charge shall be paid at the rate equal to ten percent (10%) of the default interest rate; for any amount due and unpaid for a period exceeding six (6) months, a penalty charge shall be paid at the rate equal to twenty percent (20%) of the default interest rate. If the Borrower fails to pay any amount which is due for a period of more than one (1) year after demand for payment, the Facility Agent may roll over such default interest into any principal of the Facility for the calculation of interest.

9.7.	Taxation:

9.7.1.	The Borrower shall bear the business tax and stamp duty in connection with the interest, default interest and penalties under the Facility.

9.7.2.

The business tax on the interest as set forth in Article 9.7.1 shall include the business tax of banking enterprise as set forth in the Value-added and Non-value-added Business Tax Act (5% under the current regulations); provided, however, within the Duration Period of the Facility, if the law of business tax applicable to the banking enterprise changes, such amended law shall apply.

9.7.3.

The Borrower shall not withhold or deduct any portion of the current and future taxes (unless otherwise provided, including business tax and stamp duty) or fees in other nature from the amount due under this Facility. In the event that the Borrower is required by law to withhold or deduct any amount from payment above, the Borrower shall pay such additional amount as may be necessary in order that the actual amount received after deduction or withholding shall equal the amount that would have been received if such deduction or withholding was not required.

9.7.4.

If there be any change in the law or the competent authorities’ interpretation of the law that results in the Banks being required to pay additional taxes, or that the taxation basis has changed, the increased portion shall be borne by the Borrower.

10.	Fees

10.1.	Arranger’s Fee and Agent’s Fee:

The Borrower shall pay arranger’s fee to the Arrangers, agent’s fee to the Agents and other fees in the amount and payment terms agreed among the Borrower, Arrangers and Agents prior to the execution of this Agreement in a separate written agreement.

10.2.	Commitment Fee:

10.2.1.	Tranche A Facility:

In the event that upon the expiration of the drawdown period for Tranche A Facility, the amount drawn by the Borrower does not exceed seventy percent (70%) of the Tranche A Facility available amount, the Borrowers shall, within five (5) Bank Business Days after the expiry of the drawdown period, pay a commitment fee of zero point one percent (0.10%) on the difference between the amount drawn and seventy percent (70%) of the available facility amount to the Facility Agent in a lump sum for distribution to the Banks on a pro rata basis according to the Commitment Percentage. However, if the Tranche A Facility amount has been cancelled in accordance with Article 16 before the expiry of the drawdown period, the commitment fee shall not apply to the cancelled amount.

10.2.2.	Tranche B Facility:

From the day after six (6) months from the First Drawdown Date to the expiration of the Facility Period, for once every six (6) months, if the average balance of the Borrower’s Drawdown for the Tranche B Facility during each said six-month period does not reach fifty percent (50%) of the actual available Drawdown amount under the Tranche B Facility, the Borrower shall, at the end of relevant said period, pay a commitment fee at the rate of zero point one percent (0.10%) per annum on the difference of the aforesaid amount to the Facility Agent in a lump sum for distribution to the Banks on a pro rata basis according to the Commitment Percentage, provided that the last payment shall be made no later than the last day of the loan period. If the Tranche B Facility amount has been cancelled in accordance with Article 16 before the expiry of the drawdown period, the commitment fee shall not apply to the cancelled amount.

10.3.	Waiver or Amendment Fee:

For waiver of any Event of Default or for any amendment of the Agreement (not upon the Banks’ request) applied by the Borrower, regardless of whether the Banks’ consent has been obtained, the Borrower shall pay an operation fee of NT$30 thousand (NT$30,000) per application to the Facility Agent. The Borrower shall further pay to the Facility Agent the aggregate amount of operation fees for NT$10 thousand (NT$10,000) per Bank. Each Bank shall reply whether it agrees within a period specified by the Facility Agent. After a Resolution has been made by the Bank pursuant to Article 37 and replied to the Borrower, the Facility Agent shall transfer the operating fee it received to each Bank.

10.4.	Other Relative Fees:

Aside from the fees above, the Borrower shall bear all the expenses before the execution of the Agreement and during the Facility Period, including but not limited to the followings:

10.4.1.	The expenses on organizing the Banks.

10.4.2.	The attorneys’ fee incurred by the Arrangers and Agents for the preparation, execution and discussion of the Agreement.

10.4.3.	The signing ceremony expenses associated with this Agreement.

10.4.4.	The expenses relevant with the appraisal for the Collaterals and the mortgage registration (or the registration for the change of rights).

10.4.5.	The attorney’s fee for amendments to the Agreement.

10.4.6.	Other necessary expenses payable by the Borrower.

10.5.	Payment Date of the Fees:

Unless otherwise provided herein, the Borrower shall pay the fees and expenses payable provided in this Article no later than five Bank Business Days upon the Borrower’s receipt of the payment notification delivered by the Facility Agent; which also apply to the disbursements extended by the Banks; provided, however, the Banks are not obliged to make any disbursements.

10.6.	Default Interest and Penalties to the Fees:

In the event that the Borrower shall fail to timely pay any fees or expenses, unless otherwise provided herein, the Borrower shall pay default interest on such fee or expenses at the rate which is one point five percent (1.5%) per annum above the applicable interest rate of the principal commencing from the day next to the expiry date of the period provided in Article 10.5 (for disbursements by the Banks, from the date of making disbursements) until the date of actual payment. The default interest rate shall be adjusted corresponding to the interest rate of principal. In addition to such default interest, with respect to any fees or expenses due and unpaid for a period of less than six (6) months, a penalty charge shall be paid at the rate equal to ten percent (10%) of the default interest rate; for any amount due and unpaid for a period exceeding six (6) months, a penalty charge shall be paid at the rate equal to twenty percent (20%) of the default interest rate. If the Borrower fails to pay any amount which is due for a period of more than one (1) year after demand for payment, the Facility Agent may roll over such default interest into any principal of the Facility for the calculation of interest.

IV	Drawdown of Facility Amount

11.	Conditions Precedent to First Drawdown

11.1.	The Borrower has executed and delivered the Agreement; the contents of which have been agreed by all contracting parties.

11.2.	All approvals required for the Facility, including but not limited to those from the government or other regulatory authorities, have been obtained by the Borrower.

11.3.

A valid resolutions of the board of directors of the Borrower for approving, including but not limited to, the Facility, the creation of the first priority mortgage with the maximum secured amount over the Collateral in favor of the Collateral Agent, the execution by authorized representatives of the Agreement and any amendment thereto, Promissory Note, Note Authorization, Negative Pledge Certificate, Assignment of Insurance Interest, and all relevant documents. Representatives to sign the abovementioned documents shall have been duly authorized by the board of directors.

11.4.	There is no material adverse change to the Borrower’s financial conditions, business operations and properties, which may materially affect the Borrower’s ability to perform its obligation hereunder.

11.5.

The Borrower is not involved in litigation, non-contentious matter, arbitration, compulsory execution, administrative appeal, application for or being applied for settlement or bankruptcy under the Bankruptcy Act or reorganization under the Company Act; nor has the Borrower applied for a bailout program, or is in the process of dissolution, liquidation, split-up, suspension of business or other similar legal proceedings or disputes, which might have a material adverse effect on the Borrower’s financial conditions, business operations and properties, and materially affect the Borrower’s ability to perform its obligation hereunder.

11.6.	The Borrower has not violated any law or breached any agreements, which might materially affect its ability to perform its obligations hereunder.

11.7.	The Borrower has provided the Details of Repayment Schedule (in the form of Schedule 3) to the Facility Agent.

11.8.	The Borrower has opened the reserve account with the Facility Agent.

11.9.

Legal counsel to the Banks has issued a legal opinion regarding the Agreement, Promissory Note, Note Authorization and relevant documents; the contents of the opinion have been agreed by the Facility Agent.

11.10.	If there is shareholder’s loan existing before the First Drawdown Date, the Borrower shall provide the duly executed Subordination Undertaking by its shareholders (in the form of Exhibit 12).

11.11.	The Promissory Note and Note Authorization have been issued by the Borrower and delivered to the Facility Agent for record.

11.12.	Borrower has issued a Negative Pledge Certificate duly resolved by the Borrower’s board of directors pursuant to Article 30 of the Banking Act.

11.13.	Other conditions precedent and documents reasonably required by the Facility Agent.

12.	Drawdown Period

12.1.	Tranche A Facility:

The Borrower shall complete the drawdown on Tranche A Facility within three (3) months from the First Drawdown Date. Upon the expiry of such drawdown period, all undrawn Tranche A Facility amount shall be automatically cancelled and cannot be re-borrowed.

12.2.	Tranche B Facility:

Tranche B Facility may be utilized by the Borrower on a revolving basis within the Facility Period. The term of facility for each drawdown may be ninety (90) or one-hundred and eighty (180) days. The expiry date for each drawdown shall not be later than the end of the facility period.

13.	Documents for Drawdown

The Borrower shall fulfill the conditions precedent for the first drawdown provided in Article 11 and provide the following documents (in originals, unless otherwise specified that photocopies may suffice; photocopies of the documents shall be affixed with stamps of the Borrower and its representative, and certified to be accurate and complete copies) to the Facility Agent (unless otherwise requested by the Facility Agent, the documents which have already provided is not required to provide again), in form and substance satisfactory to the Facility Agent:

13.1.	First drawdown (for the purpose of repayment of existing debts under the 2016 Syndicated Loan):

13.1.1.

A valid resolutions of the board of directors of the Borrower for approving, including but not limited to, the Facility, the creation of the first priority mortgage with the maximum secured amount over the Collateral in favor of the Collateral Agent, the execution by authorized representatives of the Agreement and any amendment thereto, Promissory Note, Note Authorization, Negative Pledge Certificate, Assignment of Insurance Interest, and all relevant documents. Representatives to sign the abovementioned documents shall have been duly authorized by the board of directors.

13.1.2.

The latest articles of incorporation, and the latest amendment of corporate registration card (with the register of directors) of the Borrower. Photocopies of the documents shall be affixed with stamps of the Borrower and its representative, and certified to be accurate and complete copies.

13.1.3.	Details of Repayment Schedule (in the form of Schedule 3).

13.1.4.	Specimen Chops and/or Signature of the Borrower (in the form of Exhibit 1).

13.1.5.	Promissory Note (in the form of Exhibit 2) and Note Authorization (in the form of Exhibit 3).

13.1.6.	Drawdown and/or Refinance Request (in the form of Exhibit 4).

13.1.7.	Negative Pledge Certificate (in the form of Exhibit 6).

13.1.8.	Subordination Undertaking (in the form of Exhibit 12).

13.1.9.	Opinion of Counsel (in the form of Exhibit 17).

13.1.10.	Photocopy of the Borrower’s Procedures for Lending Funds to Other Parties.

13.1.11.	Photocopy of the Borrower’s Procedures for Endorsement and Guarantee.

13.1.12.	The Borrower’s latest financial statements audited by certified public accountants.

13.1.13.	Photocopy of supporting documents for the Borrower’s reserve account.

13.1.14.	Other necessary documents or certificates reasonably required by the Facility Agent.

13.2.	Each Drawdown Other Than the First Drawdown:

13.2.1.	Drawdown and/or Refinance Request (in the form of Exhibit 4).

13.2.2.	Evidence of completion of creation of the first priority mortgage with the maximum secured amount over all of the Collateral in favor of the Collateral Agent.

13.2.3.	Assignment of Insurance Interest (in the form of Exhibit 13).

13.2.4.	Undertaking of Insurer (in the form of Exhibit 14).

14.	Drawdown Method and Conditions

14.1.	Drawdown Method:

With respect to the first drawdown, the Borrower shall, at least five (5) Bank Business Days prior to the First Drawdown Date (or such shorter period of time agreed by the Facility Agent), for any subsequent drawdown, at least three (3) Bank Business Days prior to the relevant drawdown date (or such shorter period of time agreed by the Facility Agent), submit a Drawdown and/or Refinance Request (in the form of Exhibit 4) and relevant documents required under the Agreement to the Facility Agent. Once the Borrower has issued the Drawdown and/or Refinance Request, it shall not be withdrawn or cancelled. The Facility Agent shall notify each Bank to make available the funds in accordance with its respective Participation Percentage by delivering a Drawdown and/or Refinance Notice (in the form of Exhibit 5) no later than two (2) Bank Business Days prior to the relevant date for advance. Each Bank shall remit its respective fund to the account designated by the Facility Agent, or complete the refinancing process, no later than 12:00 noon on the date specified in the Drawdown and/or Refinance Notice.

14.2.	Conditions for the First Drawdown:

14.2.1.

For the first drawdown, the Borrower shall submit the Details of Repayment Schedule (in the form of Schedule 3) as the disbursement basis, and utilize the Tranche A Facility amount to first repay the outstanding principal balance under the 2016 Syndicated Loan; if such amount is insufficient for the repayment, Tranche B Facility amount may be utilized.

14.2.2.

The Borrower agrees that if the facility amount drawn has been remitted to the Borrower’s account as designated by the Facility Agent, the Borrower is deemed to receive such advance once the money has been remitted into the account. The Borrower further agrees that by this Agreement, the Facility Agent is authorized to repay the Existing Indebtedness for the Borrower through transfer of money. The Borrower shall not withdraw or cancel such authorization or render it ineffective in any way.

14.3.	Conditions for Subsequent Drawdown:

The Borrower shall have repaid the outstanding principal and interest under the 2016 Syndicated Loan, and completed the creation of the first priority mortgage with the maximum secured amount over the Collateral in favor of the Collateral Agent before it may apply for subsequent drawdown to the remaining Facility Amount under the Agreement.

14.4.	Drawdown Conditions for Tranche B Facility:

14.4.1.

The Borrower shall use the Tranche B Facility on a revolving basis within the Facility Period. The term of facility for each drawdown may be ninety (90) or one-hundred and eighty (180) days, and the expiry date for each drawdown shall not be later than the end of the facility period.

14.4.2.

The Borrower shall make repayments in full on the maturity date of each loan under the Tranche B Facility. When the amount of Tranche B Facility is utilized on a revolving basis, the proceeds obtained for the new drawdown under Tranche B Facility could be used to directly repay in full the original outstanding balance under the Tranche B Facility, and this Agreement shall be used as proof that the funds have been received. Thus, in terms of the portion of equivalent amount, the Borrower and the Bank need not conduct any additional fund transfer actions, and the Borrower is deemed as having received the drawdown payment for that portion. Under any circumstances, the Borrower shall pay in full the outstanding principal under the Facility by the maturity date of the facility period.

14.5.	Limitations in the drawdown amount:

Other than that the undrawn Facility Amount is less than NT$300 million (NT$300,000,000), each drawdown amount shall not be lower than NT$300 million (NT$300,000,000), and must be an integral multiple of NT$100 million (NT$100,000,000). However, this requirement is not applicable if the Facility Agent agrees otherwise.

V.	Repayment of Principal

15.	Repayment of Principal

15.1.	Repayment of the Principal under Tranche A Facility:

The Borrower shall repay the principal balance drawn under Tranche A Facility by installment as from the expiry of six (6) months after the First Drawdown Date and thereafter in a six (6)-month interval, in ten (10) installments in total. For the first to the ninth installments, each repayment amount shall be four point five percent (4.5%) of the principal, and the remaining principal and interests shall be paid off in the tenth installment.

15.2.	Repayment of the Principal under Tranche B Facility:

The Borrower shall make repayments in full on the maturity date of each loan under the Tranche B Facility. However, upon the maturity of each loan, the amount obtained from the new drawdown under Tranche B Facility may be used to directly repay the original outstanding parts, and this Agreement shall be used as proof that the funds have been received. In terms of the portion of equivalent amount, the Borrower and the Bank need not conduct any additional fund transfer actions. Under any circumstances, the Borrower shall pay in full the outstanding principal under the Facility by the maturity date of the facility period.

VI.	Cancelation of Facility Amount

16.	Cancelation of Facility Amount

16.1.

The Borrower may cancel all or any portion of the undrawn Facility Amount if any and all conditions under Article 16.1.1 to 16.1.3 have been met; provided, however, any cancelled portion of the Facility Amount may not be re-borrowed and each Bank’s Commitment shall be reduced on a pro-rata basis based on the Commitment Percentage:

16.1.1.

Any partial cancellation shall be in the minimum amount of NT$ 100 million (NT$100,000,000) and shall be an integral multiple of NT$ 20 million (NT$20,000,000), or shall be the entire remaining Facility Amount under the Facility.

16.1.2.	The effective date for each cancelation shall be an interest payment date.

16.1.3.	Each cancellation shall be made by an irrevocable notification in writing to the Facility Agent at least fifteen (15) calendar days prior to the effective date of each cancellation.

16.2.

If the Borrower cancels the Facility Amount not in accordance with the provisions under Article 16.1.1 to 16.1.3, it shall be liable for a compensation of zero point one five percent (0.15%) of the cancelled amount and shall pay such amount to the Facility Agent on the cancellation date for its distribution to other Banks based on the Commitment Percentage.

VII.	Prepayment

17.	Prepayment

17.1.

The Borrower may not prepay any principal balance not due and payable. However, the Borrower may prepay the outstanding principal balance in whole or in part if any and all conditions in Article 17.1.1 to 17.1.3 have been met; provided, however, any prepaid amount of the Tranche A Facility may not be re-borrowed:

17.1.1.

Any partial prepayment shall be in the minimum amount of NT$ 100 million (NT$100,000,000) and shall be an integral multiple of NT$ 20 million (NT$20,000,000), or shall be the entire remaining Facility Amount under the Facility.

17.1.2.	Each prepayment date shall be an interest payment date.

17.1.3.	Each prepayment shall be made by an irrevocable notification in writing to the Facility Agent at least fifteen (15) calendar days prior to the prepayment date.

17.2.

If the Borrower prepays the outstanding principal under the Facility in whole or in part not in accordance with the provisions under Article 17.1.1 to 17.1.3, it shall be liable for a compensation of zero point one five percent (0.15%) of the prepaid amount and shall pay such amount to the Facility Agent on the prepayment date for its distribution to other Banks based on the Risk Participation Percentage.

17.3.

Where the Borrower makes prepayment to the Tranche A Facility, in addition to the payment of all interests and expenses due and payable, the prepayment shall be made in reverse order of the due date of installment (i.e. prepay first the installment that is due last).

VIII.	Undertakings and Representations

18.	Undertakings and Covenants

Throughout the Duration Period of the Facility, the Borrower undertakes to perform including but not limited to the following:

18.1.	The Borrower shall maintain the financial ratios set forth below:

18.1.1.	Current ratio: shall not be lower than 100%.

18.1.2.	Leverage ratio: shall not be higher than 150%.

18.1.3.	Interest coverage ratio: shall not be lower than 2.5 times.

18.2.

The financial ratios under Article 18.1.1 to 18.1.3 shall be based on the annual consolidated financial statements audited by certified public accountants on an annual basis (the annual review date being each March 31). When furnishing the aforementioned financial statements to the Facility Agent, the Borrower shall also issue a Statement of Non-violation of Financial Covenants (in the form of Exhibit 11). In the event that the Borrower fails to comply with any of the financial covenants under Article 18.1.1 to 18.1.3, it shall make improvement by capital increase for cash or other manners; provided that the Borrower shall pay a default charge at the rate of zero point one percent (0.10%) on the outstanding principal on the annual review date to the Facility Agent for its distribution to the Banks based on the Risk Participation Percentage. Such failure shall not be deemed as an Event of Default upon the full payment of the default charge. However, in the event that the Borrower fails to remedy to reach the required ratios (based on the consolidated financial statements audited/reviewed by certified public accountants) before the next annual review date, it shall be deemed a violation of financial ratios covenant.

18.3.

The Borrower shall, within ninety (90) calendar days after the end of each financial year and within forty-five (45) calendar days after the end of each quarter, furnish to the Facility Agent with the consolidated financial statements audited/reviewed by certified public accountants.

18.4.

The Borrower shall obtain and maintain all approvals, licenses and permits necessary for the Borrower’s performance of the obligations herein and shall comply with all laws and regulations promulgated by the authorities in the Republic of China.

18.5.

The Borrower shall notify the Facility Agent in writing within five (5) calendar days after it has passed any board resolution for engagement into any substantial investment (the amount of which reaches NT$500 million (NT$500,000,000) or its equivalent).

18.6.	Unless otherwise provided herein, without obtaining a prior consent adopted by a Resolution, the Borrower shall not conduct any of the following acts:

18.6.1.	Change its primary scope or nature of business.

18.6.2.

Dispose of all or part of the Collateral or the main operational assets and revenue through sale, lease, assignment, creation of encumbrance (except for the creation of encumbrance or change of particulars of the mortgage as agreed by the Facility Agent for the purpose of restructuring the Facility) or any other means. However, the above restrictions shall not apply if, for the needs of operation, the Borrower changes one of chattels of the Collaterals, and provides the Facility Agent with Collateral approved by the Facility Agent (such Collateral is limited to chattels purchased within one year and assessed according to the amount set forth on relevant payment certificates, and shall not be lower than the net value of the original chattel after depreciation is deducted), or provides cash to repay the corresponding principal and interests of such Collateral. Further, such prepayment shall not be subject to the restrictions on prepayment under Article 17 of the Agreement.

18.6.3.	Lend company funds to others, except otherwise in accordance with the Borrower’s Procedures for Lending Funds to Other Parties.

18.6.4.

Except otherwise in accordance with the Borrower’s articles of incorporation and Procedures for Endorsement and Guarantee, directly or indirectly become liable for other persons’ debts through assumption of debts, issuing guarantees, issuing bills, endorsement of bills, bank guarantees, or any other means.

18.6.5.	Unless required by the securities related laws or administrative orders or other relevant requirements, distribute any cash dividends when an event of default under the Agreement has occurred.

18.7.

Among the Collateral, within the Hsinchu Science Park Plant, the Borrower and the Hsinchu Science Park Bureau have signed lease agreements on August 4, 2008 and July 25, 2014, respectively, for the respective land located at Land Lot Nos. 5 and 2-2 of Keguan Section, Baoshan Township, Hsinchu County; within the Tainan Plant, the Borrower and the Tainan Science Park Bureau have signed lease agreements on April 3, 2012 and July 1, 2014, respectively, for the respective land located at Land Lot No. 40 of Xhinke Section, Xhinshr District, Tainan City and Land Lot No. 55 of Xhinke Section, Xhinshr District, Tainan City. The Borrower shall ensure that the above lease agreements remain effective, and cannot be withdrawn, terminated, cancelled or assigned or have any event that may affect the validity of the lease agreements. The Borrower shall notify the Facility Agent in writing before the effective day of any amendment to the lease agreements, and shall certify that such amendments shall not have any material adverse effect on the Banks.

18.8.

Except where the Borrower will be the surviving company after the merger and the merger shall not have a material adverse effect on the Borrower’s financial and operational conditions, the Borrower shall not spin-off or merger with any other party.

18.9.

The Borrower shall ensure that the repayment rank for the unsecured debt under the Facility shall be equal to other unsecured debt of the Borrower, unless the priority ranking is mandatory pursuant to law or is necessary for ordinary business operation.

18.10.	If there is any shareholder’s loan, the Borrower shall provide the Subordination Undertaking (in the form of Exhibit 12) duly executed by such shareholder.

18.11.	The Borrower shall timely pay all taxes and repay any other indebtedness when due.

18.12.	There has been no violation of laws or other agreements by the Borrower which may have an adverse effect on its ability to perform the Agreement.

18.13.

The Borrower shall ensure that matters regarding environmental protection, pollution prevention and waste disposal comply with relevant laws and regulations at all times, and the Borrower shall obtain the various approvals from competent authorities pursuant to relevant laws and regulations.

19.	Representations for Execution of the Agreement

The Borrower hereby represents and warrants the followings upon the execution of the Agreement:

19.1.	The Borrower is duly organized and validly existing as a corporation under the laws of the Republic of China, and has obtained all the approvals from the government and other administrative bodies.

19.2.

The Borrower is qualified to do its current business, has the legal right to own its assets, and has the corporate power and authority to enter into, deliver and perform the Agreement and issue the Promissory Note and Note Authorization. The execution and performance of the Agreement and its relevant documents by the Borrower have not violated any laws or orders, its contractual agreement with any third party, its articles of incorporation or other provisions, and no documents are forged or modified.

19.3.

The execution, delivery and performance of this Agreement and its relevant documents do not violate any requirements of laws and orders, and will not result in any violation of laws or contractual agreements.

19.4.

By the execution of the Agreement, the Borrower has obtained the resolutions validly adopted by the Borrower’s board of directors to approve the Facility (or may be ratified afterwards if agreed by the Facility Agent).

19.5.	The Borrower is not in violation of any binding contractual agreement or documents to which the Borrower is a party.

19.6.	Upon the application of drawdown under the Facility, the information and contents of the documents provided by the Borrower to the Banks are true and correct.

19.7.

The Borrower is not involved in litigation, non-contentious matter, arbitration, compulsory execution, administrative appeal, application for or being applied for settlement or bankruptcy under the Bankruptcy Act or reorganization under the Company Act; nor has the Borrower applied for a bailout program, or is in the process of dissolution, liquidation, split-up, suspension of business or other similar legal proceedings or disputes, which might have a material adverse effect on the Borrower’s financial conditions, business operations and properties, and materially affect the Borrower’s ability to perform its obligation hereunder.

19.8.	There is no material adverse change to the Borrower’s financial conditions, business operations and properties, which may materially affect the Borrower’s ability to perform its obligation hereunder.

19.9.	The financial information provided by the Borrower is accurate.

19.10.

The Borrower has not violated any law or breached any agreements which lead to material adverse changes in the financial condition, business operation and property of the Borrower and might materially affect its ability to perform its obligations hereunder.

20.	Representations for Each Drawdown

The Borrower hereby represents and warrants the followings upon each drawdown of the Facility:

20.1.

The representations, warranties, undertakings and covenant as well as the information and documents provided by the Borrower remain true and correct; all documentation previously delivered pursuant to the Agreement remains in full force and effect during the Duration Period of the Facility, without modification or has been updated with notification; or the most updated documentation has been voluntarily provided or provided upon the request by the Banks and remains in full force and effect.

20.2.	There has been no event of default and the performance of the Agreement will not violate the Borrower’s contractual agreements with any third party.

IX.	Security

21.	Collateral

21.1.	Provision of Collateral:

21.1.1.

The Borrower agrees to provide the Collateral and create the first priority mortgage with the maximum secured amount over the Collateral in favor of the Collateral Agent. The Detailed Terms and Conditions of Land and Building Mortgage Agreement (in the form of Exhibit 7), Detailed Terms and Conditions of Building Mortgage Agreement (in the form of Exhibit 8), and Chattel Mortgage Agreement (in the form of Exhibit 9) contained herein shall be used for the filing for registration or creation of, in favor of the Collateral Agent, the first priority mortgage with the maximum secured amount over the real estate, and the first priority mortgage with the maximum secured amount over the chattel.

21.1.2.

Among the Collateral, the land, building and affiliated facilities shall be appraised based on the amounts stated in the appraisal report issued by professional appraisal firms recognized by the Facility Agent. The secured loan value for land shall be calculated based on eighty percent (80%) of the appraised value deducted by the land value increment tax based on the announced current land value, and that for building and affiliated facilities shall be calculated based on eighty percent (80%) of the appraised value deducted by depreciation. The first priority mortgage with the maximum secured amount over the abovementioned Collateral shall be created in favor of the Collateral Agent based on the appraised value within ten (10) Bank Business Days from the First Drawdown Date (or within the period agreed on by the Collateral Agent).

21.1.3.

Among the Collateral, the machinery and its ancillary equipment shall be appraised based on the amounts stated in the appraisal report issued by professional appraisal firms recognized by the Facility Agent. The secured loan value for machinery and its ancillary equipment shall be calculated based on the table set forth below and deducted by depreciation. The first priority mortgage with the maximum secured amount over the abovementioned Collateral shall be created in favor of the Collateral Agent based on the appraised value within ten (10) Bank Business Days from the First Drawdown Date (or within the period agreed on by the Collateral Agent). At that time, the Borrower shall provide the Collateral Agent with the photographs or softcopy of digital photos of the machinery and its ancillary equipment, which, at its prominent parts, has been imprinted or affixed with the label demonstrating that the mortgagee of the Chattel shall be the Collateral Agent.

Remaining durable years	Method of calculation for the secured loan value

Within (including) 24 months	50%

Exceeding 24 months but less than (including) 48 months	65%

Exceeding 48 months	70%

21.1.4.

Once the Borrower has completed the creation of the first priority mortgage with the maximum secured amount over the Collateral in favor of the Collateral Agent pursuant to Articles 21.1.2. and 21.1.3., the Borrower shall deliver the Assignment of Insurance Interest (in the form of Exhibit 13) and Undertaking of Insurer (in the form of Exhibit 14) within twenty (20) Bank Business Days of the First Drawdown Date.

21.1.5.

The Borrower shall, prior to the First Drawdown Date, issue a Negative Pledge Certificate (in the form of Exhibit 6) duly resolved by the Borrower’s board of directors pursuant to Article 30 of the Banking Act.

21.2.	Designation of Mortgagee:

The Agreement is entered into by and among the Borrower and the Banks. Each Bank hereby agrees to register all Collateral and relevant documents provided by the Borrower under the Agreement under the name of the Collateral Agent in its capacity of a joint and several creditors and for the joint and several benefits of the Banks. Each Bank further agrees to designate the Collateral Agent as the mortgagee of the Collateral or other right holder of security in any other form as well as the loss payee of the relevant insurance.

21.3.	Scope of Debt Secured by Collateral:

The Borrower agrees to provide the Collateral as security to all indebtedness incurred by the Borrower to the Banks under the Agreement, including the note obligations (including those from issuing notes, endorsement of notes, acceptance, note guarantee and other note debts), principal, interest, default interest, penalties, disbursement, arranger’s fee, agent’s fee, commitment fee, compensations, amendment fee, appraisal fee of the Collateral, registration (or registration for the change of rights) fee of the Collateral, insurance premium, expenses for obtaining a writ of execution, expenses for compulsory enforcement, expenses for participation of distribution, other fees, damages due to the failure to perform all the obligations herein and other debt agreed to be borne by the Borrower.

21.4.	Borrower’s Representation I:

The quality, amount, and specification of Collateral conform to the information or documents provided by the Borrower, and the Collateral is wholly and legally owned by the Borrower. There is no encumbrance or right over the Collateral beyond the knowledge of the Collateral Agent upon the execution of the Agreement. The Collateral may be inspected by the Collateral Agent from time to time upon its request. The Borrower shall provide other assets of equivalent or higher value compared to the Collateral or repay partial indebtedness, and further indemnify the Banks against any dispute arising from the inconformity of the Collateral.

21.5.	Borrower’s Representation II:

If any of the Collateral is damaged, loss or devaluation due to the natural disaster, change of circumstance, act of third party or other event not attributable to the Borrower, the Borrower shall notify the Collateral Agent immediately and restore the secured loan value by providing additional cash or additional security as approved by a Resolution of all the Banks. The Banks shall not be liable for any damage or have any other responsibilities. The Facility Agent may prescribe a deadline for the provision of additional cash or security, or for prepayment of any deficiency, without being subject to the requirements under Article 17 of the Agreement. If the Borrower fails to meet the deadline, the Facility Agent may act in accordance with Article 26 of the Agreement.

21.6.	Transformation of Collateral:

If any of the Collateral is expropriated or for any other reason, consequently causing the Borrower eligible for compensation, indemnity or other interest therefore, the secured indebtedness of the Banks shall remain on the compensation, indemnity or other interest in the form of pledge. The Collateral Agent is entitled to receive such proceeds for the benefit of the Banks or exercise the pledge as evidenced by the Agreement which constitutes the authorization by the Borrower. The Borrower shall not rescind, revoke or amend such authorization or render the authorization under this Article without effect. However, if after the Facility Agent has offset the amount, there is deficiency of the secured loan value of the first priority mortgage with the maximum secured amount over the Collateral, the Borrower shall make up such deficiencies or prepay such amount, without being subject to the requirements under Article 17 of the Agreement. If the Borrower fails to take the above measures within a prescribed period, the Facility Agent may act in accordance with Article 26 of the Agreement.

21.7.	Disposal and Diminishment of Collateral:

Unless otherwise provided herein or approved by a Resolution of all the Banks, the Borrower shall not create encumbrance over, sell, lend, transfer, entrust, dismantle, reconstruct or expand the Collateral, in part or in full, or take on any action which could diminish the value of the Collateral.

21.8.	Expenses of the Security:

The Borrower shall bear all the expenses incurred by the Banks in respect of the Collateral or the enforcement of the mortgage.

21.9.	Return of Documents and Request for Invalidation of Mortgage:

The Borrower shall not request for invalidating the mortgage over Collateral, in whole or in part, prior to the repayment of all debts under this Facility. The Collateral Agent shall invalidate the mortgages and return the relevant documentation after all indebtedness under this Agreement are paid in full by the Borrower, unless otherwise prescribed under the Agreement.

21.10.	Maintenance of Collateral:

The Borrower shall properly maintain the Collateral within the Duration Period of the Facility.

21.11.	Insurance for Collateral:

21.11.1.

The Borrower shall take out the insurance over the Collateral in the amount and kind recognized by the Collateral Agent and consistent with the practice of the business of like kind and subsequently assign the relevant insurance interests to the Collateral Agent by the Assignment of Insurance Interest (in the form of Exhibit 13) by designating the Collateral Agent as the sole loss payee to the relevant insurance. The original insurance policy and the copies of the receipt of insurance premium shall be retained by the Collateral Agent on behalf and for the benefit of the Banks. The Borrower shall also procure the Undertaking of Insurer (in the form of Exhibit 14) issued by the insurer and deliver such to the Collateral Agent.

21.11.2.	Unless otherwise approved by a Resolution of all the Banks, the Borrower shall not change the loss payee of the insurance, the mortgagee or the assignee of insurance interests.

21.11.3.

The Borrower shall renew the insurance taken out in Article 21.11.1 upon the expiry of the insurance policy and shall bear all the expenses therefrom. If the Borrower fails to renew such in time or the insurance amount is not sufficient to cover the risk and such failure or insufficiency is not remedied within the period prescribed by the Collateral Agent, the Borrower hereby agree that the Collateral Agent, when it deems necessary, is authorized to take out or renew the insurance as evidenced by the Agreement with a written notice to the Borrower, and relevant premium shall be borne by the Borrower. However, none of the Collateral Agent nor the Banks are obliged to take out insurance or disburse the premium. If the Collateral Agent has paid insurance premium on the Borrower’s behalf, the Borrower shall make repayments within five (5) Bank Business Days after the Collateral Agent has served the request for payment upon the Borrower. If the Borrower fails to make the payment within such period, the Borrower shall pay the default interest, at an interest rate by adding a one point five percent (1.50%) per annual on the then highest interest rate under the Facility, from the following day of the date the amount due to the date of actual payment. The default interest rate shall be adjusted corresponding to the interest rate of the Facility. Further, for any insurance premium due and unpaid for a period of less than six (6) months, a penalty charge shall be paid at the rate equal to ten percent (10%) of the default interest rate; for any amount due and unpaid for a period exceeding six (6) months, a penalty charge shall be paid at the rate equal to twenty percent (20%) of the default interest rate. If the Borrower fails to pay the interest premium which is due for a period of more than one (1) year after demand for payment, the Collateral Agent may roll over such default interest into any insurance premium for the calculation of interest.

21.11.4.

If the insured object set forth in Article 21.11.1. has diminished, the Borrower shall notify the Collateral Agent immediately after the Borrower knows such event, and provide all necessary assistance; provided, however, that the compensation for the covered losses paid by the insurer shall be handled as follows:

21.11.4.1.

If the damage to the insured object is repaired or reconstructed by a third party within three (3) months after the Collateral Agent received the insurance compensation, the Borrower shall provide relevant documents and the expenditure certificates to the Collateral Agent. The Collateral Agent shall, within the amount of insurance compensation, pay to the third party based on the expenditure certificates. If a third party has repaired or reconstructed the insured object and been reimbursed by the Borrower, the Borrower shall provide relevant documents and the expenditure certificates to the Collateral Agent. The Collateral Agent shall, within the amount of the insurance compensation, pay to the Borrower based on the expenditure certificates.

21.11.4.2.

If the insured object cannot be repaired or reconstructed, entirely or partially, within three (3) months after the Collateral Agent has received the compensation for the damage claims, such compensation shall be used to repay the principal of the Borrower’s debt, and such prepayment shall be exempt from the restrictions under Article 17 of this Agreement.

21.11.5.

If the Collateral has suffered loss, regardless the reasons given by the insurance company to deny or delay the payable insurance compensation, or if the compensation payment is insufficient, the Collateral Agent may request the Borrower to pay the deficiency within a designated period, and such payment shall be exempt from the restrictions under Article 17 of this Agreement. If the Borrower does not make any payment within the designated period, and a Resolution of the Banks resolves that the damage to the Collateral has an impact on ensuring the Banks’ claims under the Facility, the Banks may request the Borrower to immediately repay all debts.

X.	Preservation of Right

22.	Supervision and Reporting

22.1.

The Borrower agrees to be supervised by the Facility Agent regarding the utilization of the Facility. The Facility Agent, when necessary, may audit the business operations and financial status of the Borrower and review the relevant books, financial statements (including consolidate financial statement required by the competent authority), and notes and documents.

22.2.

The Facility Agent, when necessary, may request the Borrower to deliver for its review the relevant documents provided in Article 22.1 above, or to provide financial report audited by certified public accountants as required by the applicable laws. The expenses so incurred shall be borne by the Borrower.

22.3.

The Borrower shall voluntarily inform the Facility Agent of any changes to the conditions for drawdown, covenants and others, including but not limited to, financial or business status, financial ratios or other information that would otherwise influence the evaluation by the Banks, or any change to the performance, payment of principal or interests by the Borrower hereunder.

23.	Handling Counterfeit, Alterations and Damages to the Documents

23.1.

If any negotiable instruments or documents provided by the Borrower or any other documents issued under the Agreement by the Borrower is counterfeited or altered; damaged, lost, or delayed during the course of its transmission due to any accidents, incidents or other force majeure events; except for the apparent mistakes of the amount recorded on the book, subpoena, any computer-produced vouchers, debt certificates, and copies of correspondences at the Agent’s place which has been proven by the Borrower and corrected by the Agents immediately, the Borrower shall acknowledge the amount as recorded on the documents set forth above, and shall discharge the debt, including interest and principal when due, or reissue a debt certificate to the Agents before due. In any event when the instruments issued by Borrower under the Agent’s custody is lost, damaged or destroyed, the Borrower shall cooperate with the Agents to report such loss, provided that the cost so incurred shall be borne by the Agents.

23.2.

In the event that the Borrower’s signatures and chops are appropriated and used on the notes, declaration or other documents held by an Agent in respect of the Facility and the Agent is a bona fide holder without knowledge of such appropriation; or in the event that the Borrower’s signatures and chops are forged, the Borrower shall be liable for any damages suffered by the Banks and Agents incurred therefrom unless it is attributable to the Agents’ willful act or gross negligence. When the Facility Agent, based on the notes held by the Agents, has proved the remittance of proceeds to Borrower’s account in accordance with this Agreement, the Borrower shall not deny the existence of the debt by claiming that the signatures and chops were appropriated or forged.

24.	Cooperation

24.1.	The Borrower agrees and undertakes to promptly take all such actions and execute all such documents as may be required under the Agreement.

24.2.

The Borrower agrees that the Agents or each Bank is entitled to outsource the duty of collecting the receivable debt to other agencies in compliance with “Regulations Governing Internal Operating Systems and Procedures for the Outsourcing of Financial Institution Operation” regulated by the Financial Supervisory Commission, and “Rules on Financial Institutions’ Outsourcing the Receivable Debt Collection Operations” regulated by the Bankers Association of the R.O.C. and other relevant regulations.

24.3.

The Borrower agrees, and undertakes to cause its representative (including its succeeded representative during the Facility Period) to agree, that each Bank, for the purpose of assignment of its credit rights, may provide all information relevant to the indebtedness of the Borrower hereunder (including, without limitation, information collected, processed and used (including through international transmission) pursuant to Article 25) to the assignee (including prospective assignee) and the appraiser of the proposed assignment; provided, however, that the Banks shall request such assignee or appraiser to keep the information confidence. In the event that any of the Banks entrusts its asset or assigns its credit rights for the purpose of financial asset securitization, the Borrower agree that the Bank may notify the Borrower by announcement instead of individual notice, without delivering the notice or evidence of announcement to the Borrower.

XI.	Consent to Collection, Processing and Use (Including International Transmission) of Information

25.	Consent to Collection, Processing and Use (Including International Transmission) of Information

Each of the Borrower and the representative of the Borrower (the same also apples to the case of changes in representative within the Duration Period of the Facility, and the Borrower is responsible for notifying such persons), aside from giving consent to the following, also acknowledges that it/he has been notified by the Agents of the relevant details set forth in Paragraph 1, Article 8 of the Personal Data Protection Act (or the “PDPA”), and has agreed to the execution of relevant documents per the Agents’ request, which is provided to each Banks for reasonable use:

25.1.

Each Banks and other relevant institutions, pursuant to the PDPA and the subsequent amendments to relevant ordinances, within the scope of the following matters: (1) consolidated management on deposit and loan operation for depositor and borrower; (2) credit approval and credit extension business; (3) credit business; (4) credit investigation; (5) bills finance business; (6) debt discount and purchase business; (7) foreign exchange business; (8) credit card, cash card, debit card or electronic value-stored card business; (9) investigation, statics, research and analysis; (10) account management and debt trading business; (11) consumer, customer management and service; (12) consumer protection; (13) financial service industry’s collection and processing of information in accordance with laws and needs for financial supervision; (14) contracts, quasi-contracts or other relevant legal matters; (15) non-government agency collecting or processing personal information under legal obligations; (16) other businesses in accordance with the business registration or organizational by-law; (17) financial dispute resolution; (18) cooperation with domestic and international money laundering measures to combat terrorists and economic sanctions; and (19) prevention of financial crimes and fraud, may collect, process, and use (including international transmission) the following information of the Borrower and its representative and all information between the Borrower and its representative and various agencies: basic identification information, credit investigation report, loan information (including the records of overdue debt, debt collection and bad debt), savings information, financial information and other information regarding properties or real estates, credit information regarding notes, personal credit information, credit information regarding credit cards (including IC cards and magnetic stripe cards), credit information in the contracted merchant of credit card companies, and other information regarding loan and credit transactions. However, each Bank shall be responsible to keep confidence of the aforesaid information obtained due to this Facility pursuant to the Banking Act, the PDPA and other relevant laws.

25.2.

During the Duration Period of the Facility, the Borrower and its representative may (1) inquire and request for a review of the personal information and make copies, and any necessary fees and costs incurred may be charged by the Banks, Lead Arrangers and Agents according to Article 14 of the PDPA; (2) request to supplement or correct the personal information, to that end a proper explanation is required; or (3) request the data to be deleted, ceased being collected and used. However, if deemed necessary for business operations, such request of the data to be deleted, ceased being collected and used may be denied.

25.3.

Other than collecting, processing and using (including international transmission) such person information, the Banks may provide various information of the Borrower and its representative under Article 25.1. to the assignees of the Banks, potential assignees, risk sharers, claim appraisers, auditors or other personnel authorized by relevant laws and regulations, Joint Credit Information Center, the Small and Medium Enterprise Credit Guarantee Fund of Taiwan, the Financial Information Service Co., Ltd., Taiwan Clearing House, outsourcing institutions, financial holding companies and subsidiaries (branches) thereof and affiliates of each Bank, persons who propose to merge with the Banks, and other persons who propose to engage in similar transactions with the Banks, investors (or potential investors) of the asset securitization transactions (or transactions with similar economic effects) originated by such Banks, arranger, trustees or other relevant personnel, recipients of personal information via international transmission who have not been restricted by the central competent authority, financial supervisory agencies or agencies with investigation power provided by laws, and other relevant institutions having transactions with the Banks, and the aforementioned institutions may process and use (including international transmission) the information. However, except for Joint Credit Information Center and outsourcing institutions, the remaining institutions shall, prior to the collection, processing, and use (including international transmission) of the personal information of the Borrower and its representative, notify the Borrower and its representative such information’s source and the notices to be made under Paragraph 1, Article 8 of the PDPA. The aforesaid personal information is limited to the uses for this Agreement.

25.4.

The institutions listed in Article 25.3. may collect, process and use (including international transmission) various information of the Borrower and its representative specified in Article 25.1. for certain purposes such as for the needs of the registered businesses items or business stipulated in the articles of incorporation, and may provide the information to the Banks, and the Banks may process and use (including international transmission) the information. Since the Borrower and its representative have already known the contents that each Bank shall notify, the Agents and each Banks are not required to notify for the Banks’ process and use (including international transmission) of the personal information of the Borrower or its representative acquired from the aforementioned institutions.

25.5.

When the Banks intend to sell, assign, share risk or entrust their claims under this Facility to a third party, or intend to engage a third party to carry out a lawsuit, compulsory enforcement or other legal proceedings, the Borrower and its representative agree that the Banks may provide the aforementioned third party and its assignee with the information as contents of the transaction, the status of the repayment and debt collection, credit information and personal data of the Borrower and its representative, and agree that the aforementioned third party and its assignee may collect, process and use (including international transmission) the said information. The said third party and its assignee undertake confidentiality obligations according to the PDPA and relevant laws.

XII.	Event of Default and Acceleration

26.	Event of Default and Acceleration

26.1

The Facility Agent is entitled to suspend the drawdown of this Facility; or, pursuant to the Resolution of the Banks, terminate the entire or partial undrawn amount under the Facility or to accelerate the entire or partial outstanding amount to maturity upon the occurrence of the following events:

26.1.1

The Borrower fails to pay the principal, interest, default interest, penalties, compensations, disbursement, Arranger’s fee, Agent’s fee, commitment fee and any other expenses in accordance with the Agreement within five (5) Bank Business Days after the request by the Facility Agent.

26.1.2

Any representation, warranty, or undertaking made or any information, report or statements provided by the Borrower in this Agreement shall be false, untrue, hidden or omitted; or the Borrower shall violate, fail to comply with or perform any terms, undertakings or conditions set forth in this Agreement; provided, however, for the violation of financial covenants provided in Article 18.1.1 to 18.1.3, the Borrower shall fail to meet the ratios provided in Article 18.1.1 to 18.1.3 for consecutive two years.

26.1.3

The Borrower fails to obtain any approval, consent or license from any regulatory authority that is necessary for the Borrower’s business operations, or such approval is subsequently canceled, terminated, revoked, rescinded, repealed or abolished, and it could be reasonably expect that the aforementioned events may cause material adverse effect on the Borrower’s ability to perform the obligations under this Agreement and other relevant agreements.

26.1.4

Any negotiable instrument issued by the Borrower is dishonored, or any of them is rejected by a clearing house, or the payment by the Borrower of its debts owed to financial institutions has been delayed, which may have a material adverse impact on the Borrower’s ability to perform its obligations hereunder.

26.1.5

The Borrower has failed to perform a contract with a third party or discharge its debts to a third party or has materially breached an agreement (including but not limited any cross-default caused by direct or contingent liabilities) and the aforesaid dispute is over the amount of NT$500 million (NT$500,000,000) or its equivalent, and the third party creditor of the Borrower has declared to accelerate the entire or partial outstanding amount to maturity, which shall materially affect the Borrower’s ability in performing the obligations under this Agreement. Provided, however, the above shall not apply if there is still a dispute over whether the Borrower has constituted a breach and that the Borrower has underwent the necessary legal proceedings or escrow the money and the Resolution of the Banks has resolved that there is no material adverse effect on the Borrower’s finances, operational capacity, or the Borrower’s ability to perform its obligations under this Agreement, the security documents to which the Borrower is a party and other relevant documents.

26.1.6

The Borrower shall be subject to compulsory execution, provisional seizure, provisional measures, unfavorable judgment, or administrative act, administrative enforcement, restriction on registration, expropriation, frozen or forfeiture of properties that involve more than NT$200 million (NT$200,000,000), and the Borrower is not able to exclude such situation within thirty (30) calendar days, which is deemed to adversely affect the Borrower’s ability to perform this Agreement by the Resolution of the Banks.

26.1.7

The Borrower shall apply for, or be applied involving the settlement or bankruptcy under the Bankruptcy Act, reorganization under the Company Act, or the Borrower has applied for a bail-out program, undergoes the procedure of dissolution, liquidation, suspension of business or other similar legal procedures or disputes that may have material adverse effects on the financial condition, business operation and property of the Borrower; or the Borrower shall be the dissolving company upon being merged by another company, or has stated in writing to any Bank that it is unable to pay off the debts by expiration date.

26.1.8	The Borrower shall fail to utilize the facility in compliance with the funding purposes of this Agreement or misappropriate the funds.

26.1.9

There shall be any material adverse change in the financial conditions, major shareholder who executes the Borrower’s business, management structure or business operation of the Borrower and is deemed to adversely affect the Borrower’s ability to perform this Agreement by the Resolution of the Banks.

26.1.10

The Borrower shall have violated any arrangement other than those set forth in Article 26.1.1 to 26.1.9, which is deemed material, and will materially affect the Borrower’s ability to perform this Agreement by the Resolution of the Banks.

26.2.

If any event set forth in Articles 26.1.1. to 26.1.10. occurs, and that the Facility Agent, based on the Resolutions of the Banks, declares to accelerate the entire or partial outstanding amount to maturity, the Borrower shall pay off the principal, interest, default interest, penalties and expenses immediately. If the Borrower fails to pay off the debt immediately, the Agents have the right, or may be authorized by the Resolutions of the Banks, to exercise each security rights in rem or claim any other rights provided by the law (including but not limited to the rights conferred to each Bank or the Agents, which are prescribed under the law, this Agreement or relevant documents), or exercise the rights under the Promissory Notes according to this Agreement, and request the Borrower to make payments. Except in cases where a court has ruled against the Facility Agent or the Banks, such request for payments to be borne by the Borrower include but are not limited to necessary expenses, such as reasonable attorney’s fees, hearing fees, expenses for obtaining a writ of execution, enforcement fees, expenses for distribution participation, arbitration fees, and expenses arising from signing agreements in case sustained or out-of-court settlement and other advances. However, the aforementioned provision shall not be applicable where a court’s judgment renders the Facility Agent or the Banks liable for such fees.

26.3.

If the Facility Agent has notified to suspend the Borrower’s right to drawdown under the Facility pursuant to Article 26.1., the Facility Agent shall notify the Borrower to resume the drawdown after the Borrower has proved, and the Resolution has resolved, that the event for the suspension of drawdown has diminished.

26.4.	Unless otherwise provided in this Agreement, the remaining clauses continue to be in effect during the period that the drawdown is suspended pursuant to Article 26.1.

26.5.

Unless otherwise provided in this Agreement, whether an event of default existed or exists shall be determined by the Facility Agent; provided, however, that if the Facility Agent deems necessary, it may convene a Banks’ meeting to resolve.

XIII.	Set-off and Discharge

27.	Set-off and Discharge

Upon the occurrence of the events provided under Articles 26.1.1 to 26.1.10 and upon the acceleration asserted by the Facility Agent based on a Resolution of the Banks, the Borrower agrees to immediately repay all the outstanding amounts, including principal, interest, penalty and other relevant fees and expenses and further agrees the following:

27.1.	Set-off:

27.1.1.

The Borrower agrees that each Bank may exercise the right of set-off against any deposit the Borrower placed with the Bank (including the head office and any branch) and all its rights against the Bank even if not at the same type or not due, but shall have been deemed due. If the Borrower’s deposit is a time deposit, even if the deposit is not due, each Bank and the Facility Agent may terminate the deposit agreement in advance and the debt under the Agreement may be offset by such deposit. If the Borrower has other rights over the aforementioned deposits (including time deposits) and creditor’s rights that the Borrower may claim against any Bank, such rights are not affected by the aforementioned offset. If the Borrower has deposited certain property at any Bank, or the Bank subsequently receives any payments on the Borrower’s behalf, or deposits such amount to the account opened by the Borrower at the Bank, each Bank has the right to offset, retain and merger such amount. However, if any third party creditor exercises provisional attachment, provisional execution or compulsory enforcement or other similar legal procedures upon the Borrower’s deposits at the Bank or other claims, without the needs of notification or demand made by the Facility Agent or any Resolution of the Banks, each Bank has the right to claim the amount due and to exercise the right to have the outstanding principle under the Facility offset by an amount equivalent to the actual amount that the aforementioned compulsory execution or procedures of similar effect is executed upon. The Banks that have exercised offset shall notify the Facility Agent and Borrower in writing once the offset is made. Unless other provisions under this Agreement are applicable, the said acceleration of the entire or partial outstanding amount to maturity shall not constitute an event of default under Article 26 of the Agreement.

27.1.2.

In the case of a checking deposit, the Borrower acknowledges and agrees that each Bank may in its check deposit agreement set out the condition subsequent to be the acceleration of the Facility. In the event that the condition subsequent is fulfilled, the aforementioned checking deposit agreement shall cease to be valid and the Bank shall immediately return the balance of such checking account and claim the offset on such balance against all indebtedness of the Borrower payable to the Banks hereunder and notify the Borrower and the Facility Agent accordingly, in addition to such Bank’s notification to the Borrower of termination of the check deposit agreement and exercise of set-off. If the deposit and the claim are in different currencies, the debt shall be offset after the conversion, which is calculated according to each listed currency’s reference rate of the Bank exercising the right to offset debts at the time of the offset.

27.1.3.

When the Borrower has received or is deemed to have received the notice of set-off from any of the Banks in accordance with Articles 27.1.1 to 27.1.2, the set-off shall become retroactively effective from the time such Bank may exercise its right of set-off; at the same time, the deposit certificate, passbook or other certificate of deposit of the Borrower shall become invalidated within the amount being offset.

27.1.4.	If the Borrower exercise its right of set-off pursuant to the laws against any of the Banks, only the outstanding principal balance allocated to such Bank may be offset.

27.2.	Discharge:

During the Facility Period, if the amounts received as a result of the exercise of the relevant rights under this Agreement, whether by disposing the Collateral or payment received in any other way, are insufficient to fully settle all indebtedness of the Borrower, the orders of discharge made by the Facility Agent among the indebtedness shall be as follows:

27.2.1.

Any expenses which shall be paid to the Agents for the execution of rights under this Agreement and other related documents (including but not limited to the Agent’s Fee payable to the Agents), but unpaid by the Borrower or the Bank.

27.2.2.	The principals, interest, default interest, penalties, and expenses that the Borrower is required to pay to the Bank under this Agreement but unpaid.

27.2.3.

According to the nature of each payment, and pursuant to relevant provisions under this Agreement (if it is not explicitly stipulated in this Agreement, the Facility Agent shall make the decision), the allocation shall be made based on the Risk Participation Percentage.

27.2.4.

If the natures of several debts are contrasting, the Facility Agent shall decide on the method and the order of the discharge, and the allocation shall be made based on the Risk Participation Percentage.

XIV.	Relationship Between Borrower and Banks

28.	Relationship Between Borrower and Banks

28.1	The Borrower may not assign all or partial of its rights or obligations hereunder.

28.2

No failure or delay by Arranger, Agents, or any Bank in exercising any right or remedy shall operate as a waiver or estoppels of any right, remedy or condition. Arranger, Agents, or any Bank exercises part of the right or makes partial claim does not constitute a waiver of other right or claim under the Agreement.

XV.	Appointment of Agents and Related Provisions

29.	Appointment of Agents

29.1

The Banks jointly appoint the Agents to act as agents as herein specified and authorize the Agents to take such action on their behalves under the provisions of this Agreement and any security instruments referred to herein and to exercise such rights, powers and discretions hereunder as are specifically delegated to the Agents and such rights, powers and discretions as are reasonably incidental thereto. Each Bank shall not revoke or withdraw the forgoing rights, powers and discretions.

29.2

In performing their functions and duties hereunder, the Agents shall act as the agents of the Banks solely for the convenience of the administrative management and shall not be the trustees of the Banks or have any trust relationship with the Banks, nor the agents or trustees of the Borrower.

29.3	The Agents may carry out any of their duties hereunder through their personnel.

29.4

The fees, costs and expenses (including, without limitation, attorney’s fees, out-of-pocket expenses) incurred by the actions taken by the Agents for the interests of the Banks shall be borne by the Banks pursuant to the Risk Participation Percentage. The Banks shall make advance payment or provide surety to the Agents, otherwise the Agents are not obliged to take any action on their own or pursuant to the Resolution of the Banks; provided, however, the above provision is not applicable to any security measure taken to secure the claims.

30.	Duties of Agents

30.1

The Facility Agent shall act in accordance with the Risk Participation Percentage to manage the Facility and the matters relating to the Banks. In the event that after the Facility Agent’s calculation, the Agent is unable to distribute in accordance with the Risk Participation Percentage, the Agent may, based on its reasonable determination, conduct the distribution, and the Banks shall raise no objections.

30.2

According to the provisions hereunder, the Facility Agent shall distribute all the amounts collected from the Borrower and the amounts relating to the Facility to each Bank in accordance with the Risk Participation Percentage.

30.3	Unless otherwise provided in the Agreement, the Facility Agent shall take actions or inactions pursuant to the Resolution of the Banks. Such actions or inactions are binding upon the Banks as a whole.

30.4	Unless otherwise provided in the Agreement, the communication of the Facility Agent relating to its management hereunder may be carried out via fax or electronic mail.

30.5

The Agents shall not act against the instruction made by the Resolution of the Banks. The Agents shall take legal actions in accordance with the said Resolutions, the Agreement and the applicable laws. The Agents shall not be held liable to the Borrower or any Bank for actions taken in accordance with the Resolutions of the Banks.

30.6

In the event that the Agents deem that an action might constitute the violation of applicable laws and regulations, the Agents may refuse to take such action. In the event that the Agents deem that an action is required in accordance with the applicable laws and regulations, the Agents may take such action.

30.7

The Facility Agent shall immediately forward any written notification, received from the Borrower or related obligors pursuant to the Agreement, to each Bank. Aside from the notifications, reports or other documents that is required to be delivered by the Facility Agent to each Bank pursuant to the Agreement, the Facility Agent is not obliged to provide each Bank with any other information relating to the Borrower’s credit or financial condition held by the Facility Agent. Nonetheless, each Bank may from time to time retrieve the information at the Facility Agent relating to the Facility.

30.8

Unless otherwise provided in the Agreement or the Resolution of the Banks, the Facility Agent is not under any obligation to initiate any litigations or proceed with any recovery procedure against the Borrower or any third party in respect of the Agreement or other relevant agreements or documents. The Agent shall be liable to other Banks if such Agent has any willful misconduct or gross negligence when it undertakes any proceeding to secure the claims.

30.9

The Agents are not obliged to conduct verification or investigation on the Event of Default. Prior to the receipt of the written notification from the Banks or the Borrower, the Agents may assume that there is no occurrence of Event of Default or potential Event of Default and assume that each party hereunder does not breach the duties stipulated in the Agreement or any other security instruments. The forgoing does not apply where the Agents are aware of the occurrence of Event of Default.

31.	Disclaimers of Officers of the Agents to Banks

31.1	Unless otherwise provided in this Agreement, the Officers of the Agents are not responsible for the matters as follows to the Banks:

31.1.1	The liability attributed by the Borrower’s or any other parties’ non-performance or breach of the duties prescribed in the Agreement or any security instruments.

31.1.2

The authorization, execution, legitimacy, legal effect, enforceability, authenticity or adequacy of the Agreement, any security instruments or other documents relating to the Facility; or the representations and warranties and the accuracy thereof in the Agreement or any security instruments or other documents related thereto; or the accuracy and entirety of any information provided by any person, regardless of whether such information is received from the Agents.

31.1.3

The accuracy and accountability of the Borrower’s information, i.e., the credit, financial conditions, revenue forecast, statement, and report; or whether the Agreement is sufficient to secure the claims; or any information provided relating to the financial, credit or other status of the Borrower or any other parties.

31.1.4

The amount that the Facility Agent receives for its own to reimburse the expenses and out-of-pocket expenses relating to the Agreement; or any interests (except those received for the Banks’ interests) that the Agents receive, for the Borrower or other parties in the security instruments, from the present and future transaction or other relationship with other Banks irrelevant to the Agreement.

31.1.5	Whether any payments in the Agreement or the security instruments are paid up in full.

31.1.6	For the purpose of the Agents’ performance of their duties to retain professionals, e.g., consultants, attorneys, accountants, or agents, which was based on the Agents’ determination in good faith.

31.2	The foregoing provisions from Article 31.1.1 to 31.1.6 apply to the successor Agents and the personnel thereof appointed in accordance with Article 35.3.

32.	Disclaimers of Officers of the Agents to Borrower

The Officers of the Agents are not responsible to the Borrower for the non-performance or breach of the duties prescribed in the Agreement or any security instruments by any Bank or any other parties.

33.	Responsibility and Compensation of the Agents

33.1	The Agents shall be responsible to the Banks for their willful misconduct or gross negligence in respect of the Agreement.

33.2

Unless it is attributable to the Agents’ willful misconduct or gross negligence, the Banks agree to, in accordance with their respective Risk Participation Percentage, indemnify the Agents in their capacity (to the extent not reimbursed by the Borrower under the Agreement), from and against any and all demands, claims, damages, penalties, losses, costs, expenses or disbursements of any kind whatsoever (including but not limited to attorney’s fees or any disbursement) which may at any time be imposed on, incurred by or asserted against the Agents in any way relating to any legal action or inaction of the Agents under or in connection with the Agreement or other security documents, or in connection with securing or exercising the rights of the Banks or any rights under the Facility. After the Banks indemnify the Agents, the Facility Agent shall claim against the Borrower on behalf of the Banks.

34.	Priority of Agents’ Fee

For the purpose of smooth performance of the Agent’s function hereunder, the Agents shall have a priority claim over the payment received from the Borrower if the Borrower fails to pay the Agents’ Fee to the Agents in accordance with Article 10.1 above.

35.	Resignation of Agents

35.1	Any of the Agents may at any time resign as agents by notifying the Banks and Borrower in writing sixty (60) calendar days prior to the resignation.

35.2

The Agents shall convene a Banks’ meeting to designate their successor. In any event the Banks fail to designate such successor within sixty (60) calendar days after the Agents’ resignation, the resigning Agents may designate their successor on behalf of the Banks. The designation shall take effect upon the successor’s acceptance.

35.3

Upon the acceptance of the designation, the successor shall assume the rights and obligations of the resigning Agents under this Agreement and the rights, obligations and relevant authority of the resigning Agents hereunder shall be terminated.

35.4

The Agent’s Fee received by the resigning Agents shall be handed over to their successors on a pro-rata basis as from the effective date of the resignation. The parties of this Agreement agree to execute any documents necessary to replace the Agents, provided that, any cost incurred therefrom shall be borne by the Borrower.

XVI.	Rights and Obligations Among Banks

36.	Joint and Several Claims

36.1	The Banks and the Agents shall be deemed joint and several creditors with respect to the claims under the Agreement.

36.2

The Agents representing each Bank, in their capacity, shall be entitled to, in its own name, pursue all the indebtedness under the Agreement payable by the Borrower to the Banks and to enforce all the indebtedness.

36.3

Each claim that the Banks and the Facility Agent is entitled to pursue against the Borrower and each related debtor under the Agreement shall be the joint and several claims stipulated in Article 283 of the R.O.C. Civil Code. The Banks hereby agree the following, which shall not be withdrawn, cancelled or by any means invalidated:

36.3.1

Under the Agreement, the Agents are authorized to exercise claims and rights. Unless authorized by the Resolution adopted unanimously by the Banks, each Bank shall not act alone to pursue the joint and several claims against the Borrower or the related debtors or to take any action, nor does each bank take any actions or inactions in conflict with or inconsistent with the Resolution adopted by the Banks. However, this provision does not apply where the rights of set-off or lien, or merger of rights are asserted.

36.3.2

Each Bank shall share the risk under this Facility pursuant to the Risk Participation Percentage. The amount of the payment made pursuant to the Agreement (including, without limitation, due to exercise of set-off, lien or merger of rights) shall be shared by each Bank in accordance with the Risk Participation Percentage. However, if the determination of the Risk Participation Percentage is affected by other circumstances, a Resolution shall be adopted.

36.4

In the event that the set-off, lien or the merger of rights occurs between one Bank, and the Borrower and the related debtors, and in the event that such Bank intends to enforce the joint and several claims under this Facility, within the amount being offset, retained or merged under this Facility, such Bank is compensated only to the extent of its Risk Participation Percentage and the remainder of the said amount shall be deemed as the payment to the rest of the Banks. Within three (3) Bank Business Days after the set-off, retention or merger of rights, such Bank, deducting the amount which such Bank is entitled to, shall pay the remainder of the amount to the Facility Agent for it to distribute to other Banks in accordance with the Risk Participation Percentage.

36.5	An act resulting from any breach of the provisions in the preceding paragraph by any Bank has no legal effect and shall not be used against other Banks.

37.	Banks’ Resolution and Amendment of Agreement Executed by Facility Agent

37.1	Except provided in this Agreement, the following shall be resolved unanimously by the Banks:

37.1.1	Change to the facility amount.

37.1.2	Change to the Facility Period, purpose or repayment date.

37.1.3	Change to the interest rate of the loan.

37.1.4	Extension of due date(s).

37.1.5	Settlement or conciliation in connection with the rights and obligations under the Facility.

37.1.6	Cancellation, in whole or in part, of the registration of the Collateral.

37.1.7

Change to the definitions under Article 1.13, matters to be resolved by the Resolution of the Banks as set forth in this Article 37, and other matters to be resolved unanimously by the Banks as set forth in this Agreement.

37.2	Other than as prescribed in Articles 37.1.1 to 37.1.7 or otherwise prescribed herein, any other matters to be resolved by the Resolution of the Banks shall be adopted by the Majority Resolution.

37.3

If an amendment to the Agreement is required for the matters to be resolved by the Resolution of the Banks, after the Banks have agreed on the content of such amendment, the Banks hereby authorize the Facility Agent to execute, on behalf of the Banks, such amendment with the Borrower, such agreement shall have binding effect upon each and every Bank, provided that the Facility Agent shall provide an executed copy of such amendment to the Banks respectively for their record.

38.	Banks’ Meeting

38.1

Any of the Banks may make written request to the Facility Agent to convene a Banks’ meeting to discuss the Borrower’s default or other issues relating to the Agreement; however, a Banks’ meeting may be not convened if the Facility Agent has consulted with other Banks upon such request and a Resolution has revolved that is it not necessary to convene a Banks’ meeting. Notwithstanding the above, the Facility Agent may convene the Banks’ meeting from time to time when it deems necessary.

38.2

When a Banks’ meeting is convened in accordance with Article 38.1 above, the Facility Agent shall issue a meeting notice and agenda at least five (5) Bank Business Days prior to the date of Banks’ meeting, and hold the meeting accordingly.

39.	Severability of Banks’ Liability

39.1

The liability of the Banks under the Agreement is severable liability. The risks and benefits hereunder shall be proportionally shared by all the Banks in accordance with the Risk Participation Percentage.

39.2

Any Bank’s failure to perform under this Agreement does not discharge other Banks, Facility Agent or Borrower from its respective obligations under the Agreement; yet none of the Banks or the Agents shall be responsible for the liability of other Banks.

40.	Assignment of Rights and Obligations of Banks

Upon the execution of the Agreement, each of the Banks may transfer, assign or grant participations in its rights, benefits or obligations hereunder subject to the following:

40.1

Each Bank may, without consent of the Borrower, assign all or a part of its rights or obligations hereunder to a third party (for partial transfer, it should be transferred according to the ratio of Facility Amount of Tranche A Facility and Tranche B Facility); provided, however, such assignment shall not cause any increase of the costs or taxes or the obligations of the Borrower hereunder.

40.2

Each Bank shall enter into an Assignment Agreement (in the form of Exhibit 15) and shall issue a Notice of Assignment (in the form of Exhibit 16) within ten (10) Banking Business Days upon the execution of the Assignment Agreement notifying the Borrower and the Facility Agent. The assignee shall be bound by this Agreement. The assigning Bank shall pay the Facility Agent an operation fee of NT$100 thousand (NT$100,000) unless such assignment is made due to the merge, spin-off, general assignment, other similar event or the compliance of laws, or such assumption of Commitment or transfer of right is approved by the competent authorities.

40.3

Each Bank may, without notice to the Borrower, enter into a risk participation agreement with any third party with respect to its rights and obligations hereunder; provided, however, that such party participating the risk shall not enjoy a voting right in connection with this Facility nor be entitled to claim against the Borrower based on the risk participation agreement or this Agreement, and such risk participation arrangement shall not cause any increase of the costs or taxes or the obligations of the Borrower hereunder.

40.4

For the purpose of assignment, the assigning Bank may disclose any information to any potential or actual assignee, the appraisal auditors and the relevant consultants. Such Bank shall provide the Facility Agent with a confidentiality agreement signed by the said assignee, appraisal auditors and relevant consultants. The Bank shall indemnify the Borrower for the damage it suffered due to the Bank’s disclosure of confidential information in violation of the preceding provision.

40.5	This Agreement shall be binding to the assignee, successor or the party assigned or succeeded the rights or obligations of the assigning Bank hereunder pursuant to other laws or regulations.

41.	Acknowledgment and Consent of Banks

Each Bank hereby acknowledges and agrees to the Arrangers and the Agents as follows:

41.1

Each Bank does not rely upon the Arrangers and any personnel of the Agents and does, with its sole responsibility from the inception (and still continuing in the future), on its own conduct analysis and investigation on the status quo, credit, prospect, business, operation, assets and financial condition of the Borrower and other related parties; on its own comply with all the laws and regulations applicable to the financial institutions relating to the Agreement; and on its own determine whether to proceed with the Facility or whether to take actions or inactions relating to the Facility.

41.2	Each Bank does not rely upon any representations or statements of the Arrangers and the Agents for the purpose of facilitation of each Bank’s execution of the Agreement.

XVII.	Governing Law and Jurisdiction

42.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the R.O.C.

43.	Jurisdiction

The parties hereto agree to submit to the jurisdiction of the Taiwan Hsinchu District Court for the first instance with respect to any dispute or legal actions arising from or relating to the Agreement, save for any case where an applicable exclusive jurisdiction is provided by law.

XVIII.	Miscellaneous

44.	Change of Laws or Circumstances

44.1

In the event that any restriction in the R.O.C. laws (including but not limited to laws, regulatory rules or ruling letters), any change to the interpretation of laws or any instruction or request made by the competent authority, or change of circumstance, shall make the whole or a portion of the Agreement invalid, and make it illegal for any Bank to give effect to its obligations to commit or maintain its commitment hereunder, the affected Bank shall immediately notify the Facility Agent in writing, and (1) the affected Bank may suspend its Commitment Amount before such illegality ceases to exist (however, if such event no longer exists before the expiry of the drawdown period, the Bank shall still provide its loan); and (2) the Commitment Percentage of other Banks shall remain unchanged.

44.2

If the event set forth in Article 44.1 is attributable to the affected Bank, such Bank shall arrange another loan facility for the Borrower in equivalent terms and conditions compared to the Facility and no other Banks shall be held responsible therefore. Such Bank shall compensate the Borrower for any damage it suffers due to the Bank’s failure to provide facilities hereunder, including but not limited to the increment of cost and expenses in procuring relevant funding at a rate higher than the interest/fee rate hereunder. However, the Borrower shall provide explanation of such damage and expenses incurred.

44.3

If the event set forth in Article 44.1 is not attributable to the affected Bank, such Bank shall, with reasonable effort, assist the Borrower to obtain alternative loan facility from other banks to the extent permitted by laws. However, the Banks shall not be responsible for the availability of the alternative loan facility, and the Commitment Percentage of other Banks shall remain unchanged.

45.	Notification and Request

All notices hereunder may be given via fax and electronic mail unless otherwise required by the Agreement to be in writing by post.

46.	Delivery

All notices made hereunder shall be deemed to have been given, at the time of the delivery if delivered in person; or at the time of sending out with a confirmation received if delivered by fax; or at the time of acknowledging receipt if delivered by registered mail to the address set forth in the Agreement; or at the time of sending out with a confirmation received if delivered by electronic mail.

47.	Change in Notification Address and Methods

The Facility Agent and other Banks shall be notified promptly of any changes to the notification address or methods of the Borrower, and a Bank shall notify the Borrower and other Banks any changes to the notification address and methods of such Bank. In any event that any parties fail to notify respective party of the change of notification address or method, the notice may be given by the methods and to the address set forth in the Agreement or last known to the sender.

48.	Superseding Effect

This Agreement is the sole agreement among the parties of this Agreement that supersedes any and all oral communication or written commitment or promises among the parties of this Agreement prior to the effective date of this Agreement. Unless otherwise provided hereunder, any amendment shall be made in writing to be effective; provided, however, as for the matters among the Facility Agent and the Banks which are not directly relating to the Borrower, an amendment may be made in writing upon the consent by the Facility Agent and the Banks without a need to obtain the consent from the Borrower; the Facility Agent, however, shall notify the Borrower in writing thereafter.

49.	Headings

The headings in this Agreement are for convenience of reference only and shall not affect the construction hereof.

50.	Counterparts

This Agreement shall be executed in twelve (12) originals and three (3) extra counterparts. Each of the originals and the counterparts when fully executed, will be considered an original. Each party of the Agreement shall keep one (1) original respectively; the Facility Agent shall take two (2) counterparts, and the lawyer of the Banks shall keep one (1) counterpart.

51.	Effective Date

The Agreement is fully reviewed within reasonable period of time and is understood by the parties of the Agreement before it execution. After the execution of the Agreement, the same will take effect on May 15, 2018 (“Effective Date”). The Effective Date applies to the parties which execute the Agreement on a later date.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first above written.

Borrower:

ChipMOS TECHNOLOGIES INC.

Representative: Chairman Shih-Jye Cheng
VAT number: 16130042
Address: No.1, R&D Road 1, Baoshan Township, Hsinchu Science Park, Hsinchu County

Lead Arranger, Facility Agent and Bank:

Taiwan Cooperative Bank Co., Ltd.

Authorized signature:
Representative:
Agent:
Address:

Lead Arranger, Collateral Agent and Bank:

Bank of Taiwan Co., Ltd.

Authorized signature:
Representative:
Agent:
Address:

Lead Arranger and Bank:

Land Bank of Taiwan Co., Ltd.

Authorized signature:
Representative:
Agent:
Address:

Lead Arranger and Bank:

Taishin International Bank Co., Ltd.

Authorized signature:
Representative:
Agent:
Address:

Lead Arranger and Bank:

Hua Nan Commercial Bank, Ltd.

Authorized signature:
Representative:
Agent:
Address:

Lead Arranger and Bank:

Chang Hwa Commercial Bank Co., Ltd.

Authorized signature:
Representative:
Agent:
Address:

Lead Arranger and Bank:

Yuanta Commercial Bank Co., Ltd.

Authorized signature:
Representative:
Agent:
Address:

Lead Arranger and Bank:

First Commercial Bank Co., Ltd.

Authorized signature:
Representative:
Agent:
Address:

Bank:

Taiwan Shin Kong Commercial Bank Co., Ltd.

Authorized signature:
Representative:
Agent:
Address:

Bank:

Bank of Panhsin Co., Ltd.

Authorized signature:
Representative:
Agent:
Address:

Bank:

Mega International Commercial Bank Co., Ltd.

Authorized signature:
Representative:
Agent:
Address:

Schedule 1: List of Contacts

List of Contacts

Name of Party	Telephone Number	Facsimile	Contact person and email address	Account and Account Number
ChipMOS TECHNOLOGIES INC.

Taiwan Cooperative Bank Co., Ltd.				Bank: Account Name: Account No.:

Bank of Taiwan Co., Ltd.				Bank: Account Name: Account No.:

Land Bank of Taiwan Co., Ltd.				Bank: Account Name: Account No.:

Taishin International Bank Co., Ltd.				Bank: Account Name: Account No.:

Hua Nan Commercial Bank, Ltd.				Bank: Account Name: Account No.:

Chang Hwa Commercial Bank Co., Ltd.				Bank: Account Name: Account No.:

Yuanta Commercial Bank Co., Ltd.				Bank: Account Name: Account No.:

First Commercial Bank Co., Ltd.				Bank: Account Name: Account No.:

Taiwan Shin Kong Commercial Bank Co., Ltd.				Bank: Account Name: Account No.:

Bank of Panhsin Co., Ltd.				Bank: Account Name: Account No.:

Mega International Commercial Bank Co., Ltd.				Bank: Account Name: Account No.:

Schedule 2: Commitment Amount and Commitment Percentage of Each Bank

Commitment Amount and Commitment Percentage of Each Bank

Lead Arrangers or Banks	Banks	Aggregate Commitment Amount (in thousand New Taiwan Dollar)	Commitment Amount for each Tranche (in thousand New Taiwan Dollar)	Commitment Percentage for each Tranche	Commitment Percentage (in %, approximately)
Lead Arranger, Facility Agent and Bank	Taiwan Cooperative Bank Co., Ltd.	2,000,000	Tranche A Facility: 1,400,000	Tranche A Facility: 16.67%	16.67%
			Tranche B Facility: 600,000	Tranche B Facility: 16.67%

Lead Arranger, Collateral Agent and Bank	Bank of Taiwan Co., Ltd.	2,000,000	Tranche A Facility: 1,400,000	Tranche A Facility: 16.67%	16.67%
			Tranche B Facility: 600,000	Tranche B Facility: 16.67%

Lead Arranger and Bank	Land Bank of Taiwan Co., Ltd.	2,000,000	Tranche A Facility: 1,400,000	Tranche A Facility: 16.67%	16.67%
			Tranche B Facility: 600,000	Tranche B Facility: 16.67%

Lead Arranger and Bank	Taishin International Bank Co., Ltd.	1,200,000	Tranche A Facility: 840,000	Tranche A Facility: 10.00%	10.00%
			Tranche B Facility: 360,000	Tranche B Facility: 10.00%

Lead Arranger and Bank	Hua Nan Commercial Bank, Ltd.	1,200,000	Tranche A Facility: 840,000	Tranche A Facility: 10.00%	10.00%
			Tranche B Facility: 360,000	Tranche B Facility: 10.00%

Lead Arranger and Bank	Chang Hwa Commercial Bank Co., Ltd.	1,120,000	Tranche A Facility: 784,000	Tranche A Facility: 9.33%	9.33%
			Tranche B Facility: 336,000	Tranche B Facility: 9.33%

Lead Arranger and Bank	Yuanta Commercial Bank Co., Ltd.	900,000	Tranche A Facility: 630,000	Tranche A Facility: 7.50%	7.50%
			Tranche B Facility: 270,000	Tranche B Facility: 7.50%

Bank	First Commercial Bank Co., Ltd.	600,000	Tranche A Facility: 420,000	Tranche A Facility: 5.00%	5.00%
			Tranche B Facility: 180,000	Tranche B Facility: 5.00%

Bank	Taiwan Shin Kong Commercial Bank Co., Ltd.	450,000	Tranche A Facility: 315,000	Tranche A Facility: 3.75%	3.75%
			Tranche B Facility: 135,000	Tranche B Facility: 3.75%

Bank	Bank Of Panhsin Co., Ltd.	310,000	Tranche A Facility: 217,000	Tranche A Facility: 2.58%	2.58%
			Tranche B Facility: 93,000	Tranche B Facility: 2.58%

Bank	Mega International Commercial Bank Co., Ltd.	220,000	Tranche A Facility: 154,000	Tranche A Facility: 1.83%	1.83%
			Tranche B Facility: 66,000	Tranche B Facility: 1.83%

Total		12,000,000	Tranche A Facility: 8,400,000	Tranche A Facility:100.00%	100.00%
			Tranche B Facility: 3,600,000	Tranche B Facility:100.00%

Schedule 3: Details of Repayment Schedule

Details of Repayment Schedule

In accordance with the Syndicated Loan Agreement (hereinafter the “Agreement”) dated May 15, 2018 in the aggregate amount of NT$12 billion (NT$12,000,000,000) by and among ChipMOS TECHNOLOGIES INC. (hereinafter the “Company”), your Bank as Facility Agent and such other Banks named therein, the Company hereby provides the details of repayment schedule as follows:

Existing indebtedness to be repaid or name of creditor	Outstanding principal balance (NT$)	Principal to be repaid on [Date] (NT$)	Designated account name and no. for repayment

To:

Facility Agent: Taiwan Cooperative Bank Co., Ltd.

By:	ChipMOS TECHNOLOGIES INC.
Representative:	Chairman Shih-Jye Cheng
VAT number:	16130042
Address:	No.1, R&D Road 1, Baoshan Township, Hsinchu Science Park, Hsinchu County

Date:

Exhibit 1: Specimen Chops and/or Signature of Borrower

Specimen Chops and/or Signature of Borrower

I.

In accordance with the Syndicated Loan Agreement (hereinafter the “Agreement”) dated May 15, 2018 in the aggregate amount of NT$12 billion (NT$12,000,000,000) by and among ChipMOS TECHNOLOGIES INC. (hereinafter the “Company”), your Banks (as the Facility Agent and Collateral Agent, respectively) and such other Banks named therein, the Company has issued this Specimen Chops and/or Signature of Borrower.

II.

The Undersigned hereby acknowledges and certifies that the following chops and/or signatures are duly authorized chops and/or signatures, which, individually or jointly, shall be effective to the Undersigned in respect of any documents or actions pursuant to the Agreement. The specimen chops and/or signatures are as follows (in         specimens) and shall be effective to the Undersigned upon providing         specimens.

III.

1. Chops and/or signature: Specimen No. 1	2. Chops and/or signature: Specimen No. 2

Name: Title: Chops and/or signature:	Name: Title: Chops and/or signature:

To:

Facility Agent: Taiwan Cooperative Bank Co., Ltd.

Collateral Bank: Bank of Taiwan Co., Ltd.

By:	ChipMOS TECHNOLOGIES INC.
Representative:	Chairman Shih-Jye Cheng
VAT number:	16130042
Address:	No.1, R&D Road 1, Baoshan Township, Hsinchu Science Park, Hsinchu County

Date:

Exhibit 2: Promissory Note

Promissory Note

FOR VALUE RECEIVED, the undersigned unconditionally promises to pay to the order of Taiwan Cooperative Bank Co., Ltd. or its designates on [Date] [Amount] New Taiwan Dollars, and agrees as follows:

1.   Interest hereon is payable at the rate of          percent (        %) per annum from [Date] to the date of actual payment hereon.

2.   Protest to this Promissory Note and the notice requirement under Article 89 of the Law of Negotiable Instruments of the Republic of China is hereby expressly waived.

3.   The place of payment is the office of Taiwan Cooperative Bank Co., Ltd., Hsinchu Branch (Address: No. 23, Zhongzheng Road, East District, Hsinchu City).

4.   This Promissory Note shall be governed by and construed in accordance with the laws of the R.O.C.

	Maker:	ChipMOS TECHNOLOGIES INC.
	Representative:	Chairman Shih-Jye Cheng
	VAT number:	16130042
	Address:	No.1, R&D Road 1, Baoshan Township, Hsinchu Science Park, Hsinchu County

Date of Issuance:

Exhibit 3: Note Authorization

Note Authorization

In accordance with the Syndicated Loan Agreement (hereinafter the “Agreement”) dated May 15, 2018 in the aggregate amount of NT$12 billion (NT$12,000,000,000) by and among ChipMOS TECHNOLOGIES INC. (hereinafter the “Undersigned”), your Bank as Facility Agent and such other Banks named therein, the Undersigned hereby deposits a Promissory Note pursuant to the Agreement in the amount of NT$12 billion (NT$12,000,000,000) to your Bank for you to retain.

The Undersigned hereby irrevocably and specifically authorizes and empowers your Bank, in your capacity as the Facility Agent and joint and several creditors under the Agreement and for the benefit of the Banks, to exercise the rights under the Promissory Note and its replacement or substitution, at any time after the occurrence of an Event of Default as provided in Article 26.1.1 to 26.1.10 which declared by your Bank in accordance with Article 26.2 of the Agreement by accelerating any or all of the interests and principal under the Agreement to maturity. Your Bank and any of your agents or employees are fully authorized to, for and on behalf of the Banks, complete the Promissory Note and/or any replacement or substitution, as applicable, by inserting therein the maturity date, the interest rate (per annum), and the date from which interest thereon is to accrue all in accordance with the terms of the Agreement. The Undersigned shall not revoke, withdraw, amend, rescind or terminate the above authorization. In case of multiple debts or single debt with various interest rates or amended interest rates, your Bank and any of your agents or employees may fill in the highest interest rate that was agreed upon in said Promissory Notes. In case of multiple debts or single debt with various maturity dates or the dates of interest payments for remaining balances differ, your Bank and any of your agents or employees may fill in the earliest maturity date as the maturity date for such Promissory Note, and exercise the rights under such Promissory Note. However, the accrued interest shall be based on the interest rates agreed upon and the date of accrual for each debt. The Undersigned shall not revoke, withdraw, amend, rescind or terminate the above authorization.

This authorization shall expire on the date that all sums owing under the Agreement have been fully paid.

To:

Facility Agent: Taiwan Cooperative Bank Co., Ltd.

By:	ChipMOS TECHNOLOGIES INC.
Representative:	Chairman Shih-Jye Cheng
VAT number:	16130042
Address:	No.1, R&D Road 1, Baoshan Township, Hsinchu Science Park, Hsinchu County

Date:

Exhibit 4: Drawdown and/or Refinance Request

Drawdown and/or Refinance Request

In accordance with the Syndicated Loan Agreement (hereinafter the “Agreement”) dated May 15, 2018 in the aggregate amount of NT$12 billion (NT$12,000,000,000) by and among ChipMOS TECHNOLOGIES INC. (hereinafter the “Applicant”), your Bank as Facility Agent and such other Banks named therein, the Applicant hereby applies for a drawdown for the following amount:

☐	Tranche A Facility: NT$ .

Date of advance: MM/DD/YYYY Maturity date: MM/DD/YYYY

☐	Tranche B Facility: NT$ . Term of facility: days

Date of advance: MM/DD/YYYY Maturity date: MM/DD/YYYY

☐

Please notify each Bank to disburse funds to the Applicant’s          account at Hsinchu Branch of Taiwan Cooperative Bank (Account No.:        ; Account name:          ) by MM/DD/YYYY pursuant to the Agreement. Once the money has been remitted to the account, the Applicant is deemed to receive such advance.

☐

This disbursement is handled through refinancing the repayment of the outstanding principal balance due on MM/DD/YYYY. Once it is showed on the accounts that the debts have been settled, the Applicant is deemed to receive such advance amount, and this Drawdown and/or Refinance Request shall be the proof that each Bank has remitted the advance. Additional fund transfer proceeds are unnecessary.

The Applicant hereby declares and confirms that as of the date that the Applicant has submitted this Request: (1) no event of default under the Agreement has occurred or continues to exist; (2) the representations and warranties under the Agreement remain to be true and correct; (3) all conditions for the drawdown of the facility amount under the Agreement have been fulfilled; (4) the documents provided are true and accurate, and continue to be in effect within the duration of the Agreement and are unchanged, or has completed the notification of the latest change; the performance of the Agreement has not violated the Borrower’s contractual agreements with any third party.

The Applicant understands and agrees that the Drawdown and/or Refinance Request shall not be revoked, changed or terminated upon its acceptance by the Facility Agent, and is binding to the Applicant.

To:

Facility Agent: Taiwan Cooperative Bank Co., Ltd.

By:	ChipMOS TECHNOLOGIES INC.
Representative:	Chairman Shih-Jye Cheng
VAT number:	16130042
Address:	No.1, R&D Road 1, Baoshan Township Hsinchu Science Park, Hsinchu County

Date:

Exhibit 5: Drawdown and/or Refinance Notification

Drawdown and/or Refinance Notification

I.	This Drawdown and/or Refinance Notification is handled in accordance with the Drawdown and/or Refinance Request made by ChipMOS TECHNOLOGIES INC. (hereinafter the “Applicant”) on MM/DD/YYYY.

II.	☐ Tranche A Facility: in New Taiwan Dollars

  Interest rate: Annual Interest Rate at                     .

Bank	Disbursement Amount	Bank	Disbursement Amount

III.	☐ Tranche B Facility: in New Taiwan Dollars

  Interest rate: Annual Interest Rate at                     .

Bank	Disbursement Amount	Bank	Disbursement Amount

IV.	Each Bank shall complete the following matters by noon of (MM/DD/YYYY) pursuant to the Agreement:

☐	Remit the disbursement amount to the Borrower’s account at Hsinchu Branch of Taiwan Cooperative Bank (Account No.: ; Account name: ).

☐	Complete the refinancing procedures for Tranche B Facility.

To:

Bank:

By:

Facility Agent: Taiwan Cooperative Bank Co., Ltd.

Date:

Exhibit 6: Negative Pledge Certificate

Negative Pledge Certificate

In accordance with the Syndicated Loan Agreement (hereinafter the “Agreement”) dated May 15, 2018 in the aggregate amount of NT$12 billion (NT$12,000,000,000) by and among ChipMOS TECHNOLOGIES INC. (hereinafter the “Company”), your Bank as Facility Agent and such other banks named therein, the Company hereby undertakes as follows:

1.

The Company undertakes to create the first priority mortgage with the maximum secured amount over the following properties as Collateral under the Agreement in favor of Bank of Taiwan Co., Ltd., as the Collateral Agent: (1) the three buildings with Building Nos. 13, 29 and 36, Keguan Section, Hsinchu County and with House No. 1, R&D Road 1, Baoshan Township, Hsinchu County, and its ancillary attachments situated thereon (i.e., the Hsinchu Science Park Plant), which are owned by the Company, and located at Lot Nos. 2-2 and 5, Keguan Section, Baoshan Township, Hsinchu County, owned by Hsinchu Science Park Bureau; (2) the six buildings with Building Nos. 1, 2, 3, 4, 612 and 613, Xinke Section, Xhinshr District, Tainan City and with House No. 5, Nanke 7th Road, Xhinshr District, Tainan City, and its ancillary attachments situated thereon, which are owned by the Company, and located at Lot No. 55, Xinke Section, Xhinshr District, Tainan City, owned by Southern Taiwan Science Park Bureau; along with the three buildings, with Building Nos. 130, 145 and 146, Xinke Section, Xhinshr District, Tainan City and with House No. 3, Nanke 7th Road, Xhinshr District, Tainan City, and its ancillary attachments situated thereon, which are owned by the Company, and located at Lot No. 40, Xinke Section, Xhinshr District, Tainan City, owned by Southern Taiwan Science Park Bureau (i.e., the Tainan Plant); (3) the four pieces of land located at Lot Nos. 1072, 1073, 1074 and 1077, Taihe Section, Zhubei City, Hsinchu County, and the three buildings with Building Nos. 251-1, 251-2, and 251-3 and with House No. 37, Xintai Road, Zhubei City, Hsinchu County, and its ancillary attachments situated thereon, which are owned by the Company (i.e., the Zhubei Plant); (4) the two pieces of land located at Lot Nos. 421 and 424, Taihe Section, Zhubei City, Hsinchu County, and the four buildings, with Building Nos. 65-1, 65-2, 65-3 and 65-4 and with House No. 112, Zhonghe St., Zhubei City, Hsinchu County, and its ancillary attachments situated thereon, which are owned by the Company (i.e., the 2nd Zhubei Plant); (5) the two pieces of land located at Chienshing Sub-Land Lot Nos. 18 and 18-1, Chienshing Section, Hukou Township, Hsinchu County, and the two buildings with Building Nos. Chienshing Sub-Land Lot Nos. 1526-1 and 1526-2, Chienshing Section, Hukou Township, Hsinchu County and with House No. 4, Rende Road, Hukou Township, Hsinchu County, and its ancillary attachments situated thereon, which are owned by the Company (i.e., the Hukou Plant); and (6) all machinery and equipment placed in the buildings and its ancillary attachments provided in (1) to (5) above.

2.

Unless otherwise provided under the Agreement, the Company undertakes not to create any other mortgage, pledge or other security interest over, or provide similar undertakings with respect to, the Collateral as described above to any third party.

3.

If the Company is in breach of the undertakings or take any action impedimental to the undertakings herein, the directors who participated in the decision-making of such breach by the Company and the wrongdoer(s) shall be jointly and severally responsible for compensation of damages resulting therefrom and shall be punished in accordance with the provisions of Article 126 of the Banking Law of the Republic of China.

4.	Unless otherwise agreed by your Bank in writing, the Company shall not revoke, withdraw, terminate or rescind this Certificate.

5.	The photocopy of the relevant minutes of the Board of Directors of the Company is herewith attached.

Attachment: Photocopy of the minutes of the Board of Directors of the Company

To:

Facility Agent: Taiwan Cooperative Bank Co., Ltd.

By:	ChipMOS TECHNOLOGIES INC.
Representative:	Chairman Shih-Jye Cheng
VAT number:	16130042
Address:	No.1, R&D Road 1, Baoshan Township Hsinchu
Science Park, Hsinchu County

Date:

Exhibit 7: Land and Building Mortgage Agreement

Land and Building Mortgage Agreement

This Land and Building Mortgage Agreement (hereinafter the “Agreement”) is executed between ChipMOS TECHNOLOGIES INC. (as the debtor and the mortgagor; hereinafter referred to as the “Debtor” or the “Mortgagor”) and Bank of Taiwan Co., Ltd. (in its capacity as a joint and several creditors under Article 283 of the Civil Code and for the joint and several benefits of the Banks under the Syndicated Loan Agreement referred to below; hereinafter referred to as the “Creditor” or the “Mortgagee”).

WHEREAS, the Debtor has executed a Syndicated Loan Agreement (hereinafter the “Syndicated Loan Agreement”) with the Mortgagee and all Banks named therein with a facility amount of NT$12 billion (NT$12,000,000,000) on May 15, 2018. To secure the obligations and debts arising from the aforesaid Syndicated Loan Agreement, the Debtor provides the collateral (hereinafter the “Collateral”) as set forth in the mortgage agreement as mortgage with the maximum amount of NT$                 in favor of the Mortgagee. The determination date for the debts secured by the maximum amount mortgage shall be (MM/DD/YYYY).

The Mortgagor hereby agrees to waive all rights under Article 881-7 of the Civil Code and agrees to the following:

1.	The scope of the debts secured by maximum amount mortgage:

The Mortgagor hereby agrees that the debts secured by this maximum amount mortgage shall include all current (including those incurred but unpaid) and future debts owed to the Mortgagee under the Syndicated Loan Agreement, including the note obligations incurred by the Debtor to the Banks under the Syndicated Loan Agreement (including those from issuing notes, endorsement of notes, acceptance, note guarantee and other note debts), principal, interest, default interest, penalties, disbursement, arranger’s fee, agent’s fee, commitment fee, compensations, amendment fee, appraisal fee of the Collateral, registration (or registration for the change of rights) fee of the Collateral, insurance premium, expenses for obtaining a writ of execution, expenses for compulsory enforcement, expenses for participation of distribution, other fees or damages due to the failure to perform all the obligations therein.

2.	Handled in accordance with the Syndicated Loan Agreement:

The Mortgagee may determine the repayment date for the respective debt secured under this Agreement. The Mortgagee may, in accordance with the Syndicated Loan Agreement, at any time suspend or reduce the drawdown of the facility, or collect the entire or partial advanced amount; the Mortgagee may also, in accordance with the Syndicated Loan Agreement, reduce the facility amount or shorten the facility period, or accelerate the entire or partial outstanding amount to maturity. The Mortgagor shall agree to act as above without any objections.

3.	Declaration of the Mortgagor:

The Mortgagor hereby declares that the Mortgagor has the complete and legal rights to the Collateral. Except for those mortgaged (which shall be handled pursuant to the Syndicated Loan Agreement), there is no third party interests, encumbrances, lending, or legal prohibition against seizure, possession, transfer or pledge over the Collateral. The Collateral has not been seized or detained. Should disputes arise because any of the statements above is false or there are flaws in the quality or rights of the Collateral, the Mortgagee may order the Mortgagor to provide other Collateral of equivalent value that is approved by the Mortgagee within a designated period of time, or request the Debtor, and the Debtor shall agree, in addition to paying off all debts within the designated period of time, to indemnify all damage suffered by the Mortgagee.

4.	Preservation of the Collateral:

If the Collateral is damaged, diminished, or devaluation, the Mortgagor shall notify the Mortgagee immediately. Regardless of whether the aforesaid circumstances are attributable to the Mortgagor, the Mortgagee may order the Mortgagor to provide other collateral equivalent of diminished value that is approved by the Mortgagee within a designated period of time. In case that the Mortgagor has failed to do so within the designated time, the Mortgagee may request the Mortgagor to pay off all debts immediately. Under the circumstances that the Collateral has not been provided by the Debtor, the Mortgagor, however, is responsible for the Collateral being in the aforesaid state, the Mortgagee may request the Mortgagor to remedy the Collateral to its previous state or provide other Collateral of equivalent diminished value that is approved by the Mortgagee within a designated period of time. Under the circumstances that the Mortgagor is not held responsible, the Mortgagee may request the Mortgagor to provide collateral within the extent of the damage suffered by the Mortgagee. Without the written consent from the Mortgagee, the Mortgagor shall not demolish, alter, or enlarge the Collateral in part or in whole, or conduct any other act that is enough to reduce the value of the Collateral. Provided, however, that the Mortgagee shall not withhold or delay such consent without any legitimate reason. Any tax, maintenance, and other related costs of the Collateral shall be borne by the Mortgagor.

5.	Mortgagor’s assistance in relevant registrations:

In case that the Collateral is required to be registered for the creation of mortgage or other changes, the Mortgagor shall assist in such matters.

6.	Insurance for the Collateral:

With respect to the constructional improvements (including the main construction and additional facilities, hereinafter also referred to as the “Construction”) of the Collateral, the Mortgagee shall be the priority loss payee of the insurance for the Construction, or the mortgagee of the insurance policy for the Construction. The Construction shall be insured at an insurance company approved by the Mortgagee under a policy (including but not limited to fire insurance, earthquake insurance and other relevant insurance) that corresponds to the standards of the Debtor’s industry pursuant to the Syndicated Loan Agreement. The Mortgagee may notify the Mortgagor to get insured under other policies whenever it deems necessary, and the Mortgagor shall bear all costs incurred. All original copies of the insurance policy and the duplicates of the receipt for premiums shall be delivered to the Mortgagee for retention. The Mortgagee may use this Agreement as authorization to take out or renew the insurance on the Mortgagor’s behalf when the Mortgagor fails to do so. Where the Mortgagee has paid for the premiums on the Mortgagor’s behalf, the Mortgagor shall repay the fees immediately. Should the Mortgagor fails to do so, the Mortgagee may include such premiums into the amount owned by the Debtor and calculate the interest accrued according to the interest rate under the Syndicated Loan Agreement. However, the Mortgagee is not obliged to take out or renew the insurance or pay premiums on the Mortgagor’s behalf. In case that the Collateral is damaged, regardless of the reasons raised by the insurance company for the refusal or delay in the payment of the insurance compensation, or under the circumstances that the insurance compensation is insufficient, the Debtor shall immediately repay the principal, default interest, penalties, compensation and other expenses of the debt, or provide other collateral as approved by the Mortgagee, and shall not use any excuses to evade responsibility. Prior to receiving the insurance compensation, the Debtor shall provide other equivalent collateral as approved by the Mortgagee in favor of the Mortgagee should the Mortgagee deems necessary.

7.	Subrogation:

In case that the Mortgagor may receive compensation, indemnification or other interests from a third party due to expropriation of all or partial of the Collateral or for other reasons, the Mortgagee has the right to directly receive such payment on the Mortgagor’s behalf, and such payment shall be used to offset both expired and unexpired debt and the Debtor shall not object. This Agreement shall be used as the proof for this authorization.

8.	Remainder of the Disposal of Collateral:

The remainder after the proceeds from the disposal of the Collateral has been used to settle all of the Mortgagor’s debts and costs shall be returned to the Mortgagor.

9.	Scope of Subject Covered By Mortgage:

The mortgage over the Collateral shall cover the land’s water rights, garden, trees, chattel attached to said lands or constructions and those buildings without independency and all equipment attached to said buildings (including tap water, gas, electricity, air conditioners or heaters, sanitary equipment, etc.), and other rights, objects, and attachments and parking spaces.

10.	Governing Law:

The requisite elements and effect for, and all manners for juridical acts of, the Debtors’ debts and obligations to be fulfilled under this Agreement, and the Mortgagee’s rights as a secured creditor under this Agreement, shall be governed by the laws of the Republic of China.

11.	Place of Performance and Consensual Jurisdiction:

The place of performance for matters stipulated herein shall be the                 Branch of the Mortgagee. Should there be any legal proceedings due to the Debtor’s or the Mortgagor’s breach or default, the Mortgagee, the Debtor and the Mortgagor agree that the Taiwan Hsinchu District Court shall be the court of first instance, unless other exclusive jurisdiction applies pursuant to the law.

12.	The Parties’ Successors:

The Debtor referred to herein shall include its successors, assignees, or bankruptcy administrators. If the Mortgagee’s representative has changed, the new person assuming such position shall be the representative of the legal entity having rights and obligations hereunder and registration need not to be amended.

13.	Non-waiver:

Unless otherwise waived by the Mortgagee in writing, the Mortgagee’s non-implementation, or delay of implementation, of the authorities, rights or interests under this Agreement or under any documents signed by the Mortgagee and Mortgagor or Debtor, shall not be interpreted that the Mortgagee waives such authorities, rights or interests. If said authorities or rights were exercised only once or partially exercised, there should be no indication that said authorities or rights cannot be exercised again or other parts of the authorities or rights cannot be exercised again.

14.	Matters Not Stipulated:

Any matters not stipulated herein or in the attachments shall be subject to the laws of the Republic of China.

15.	Interpretation of Headings:

The headings used in the Agreement are for reference purposes only and should not be the only basis for the interpretation of this Agreement.

Separately Negotiated

1.	The Mortgagor shall bear the fees (including other relevant expenses) incurred for registration of the creation, change and cancellation of mortgage.

2.

Unless otherwise provided in the Syndicated Loan Agreement, the Mortgagor shall not create any encumbrances upon the Collateral without obtaining the Mortgagee’s prior approval in writing. Should the Mortgagor breaches the aforesaid covenant, the Mortgagee may request the Mortgagor to provide other collateral of equivalent value that is approved by the Mortgagee within a designated period of time, or request the Debtor, in addition to paying off all debts within the designated period of time, to indemnify all damage suffered by the Mortgagee.

The Debtor has fully understood and agreed to the contents of the above two separately negotiated provisions.

Statement:

The Debtor hereby states that it has reviewed the contents of all the above provisions within a reasonable period, and the Agreement shall have binding effect on the Creditor.

This Land and Building Mortgage Agreement is executed by:

The Creditor and the Mortgagee:

Representative:

Address:

Agent:

Address:

The Debtor and the Mortgagor: ChipMOS TECHNOLOGIES INC.

Representative: Chairman Shih-Jye Cheng

VAT number: 16130042

Address: No.1, R&D Road 1, Baoshan Township, Hsinchu Science Park, Hsinchu County

Date:

Exhibit 8: Building Mortgage Agreement

Building Mortgage Agreement

This Building Mortgage Agreement (the “Agreement”) is executed between ChipMOS TECHNOLOGIES INC. (as the debtor and the mortgagor; hereinafter referred to as the “Debtor” or the “Mortgagor”) and Taiwan Cooperative Bank Co., Ltd. (in its capacity as a joint and several creditors under Article 283 of the Civil Code and for the joint and several benefits of the Banks under the Syndicated Loan Agreement referred to below; hereinafter referred to as the “Creditor” or the “Mortgagee”).

WHEREAS, the Debtor has executed a Syndicated Loan Agreement (hereinafter the “Syndicated Loan Agreement”) with the Mortgagee and all Banks named therein with a facility amount of NT$12 billion (NT$12,000,000,000) on May 15, 2018. To secure the obligations and debts arising from the aforesaid Syndicated Loan Agreement, the Debtor provides the collateral (hereinafter the “Collateral”) as set forth in the mortgage agreement as mortgage in favor of the Mortgagee with the rights of first priority mortgage with the maximum secured amount of NT$             . The determination date for the debts secured by the maximum amount mortgage shall be (MM/DD/YYYY).

The Mortgagor hereby agrees to waive all rights under Article 881-7 of the Civil Code and agrees to the following:

1.	The scope of the debts secured by maximum amount mortgage:

The Mortgagor hereby agrees that the debts secured by this maximum amount mortgage shall include all current (including those incurred but unpaid) and future debts owed to the Mortgagee under the Syndicated Loan Agreement, including the note obligations incurred by the Debtor to the Banks under the Syndicated Loan Agreement (including those from issuing notes, endorsement of notes, acceptance, note guarantee and other note debts), principal, interest, default interest, penalties, disbursement, arranger’s fee, agent’s fee, commitment fee, compensations, amendment fee, appraisal fee of the Collateral, registration (or registration for the change of rights) fee of the Collateral, insurance premium, expenses for obtaining a writ of execution, expenses for compulsory enforcement, expenses for participation of distribution, other fees or damages due to the failure to perform all the obligations therein.

2.	Handled in accordance with the Syndicated Loan Agreement:

The Mortgagee may determine the repayment date for the respective debt secured under this Agreement. The Mortgagee may, in accordance with the Syndicated Loan Agreement, suspend or reduce the drawdown of the facility, or collect the entire or partial advanced amount; the Mortgagee may also, in accordance with the Syndicated Loan Agreement, reduce the facility amount or shorten the facility period, or accelerate the entire or partial outstanding amount to maturity. The Mortgagor shall agree to act as above without any objections.

3.	Declaration of the Mortgagor:

The Mortgagor hereby declares that the Mortgagor has the complete and legal rights to the Collateral. Except for those mortgaged (which shall be handled pursuant to the Syndicated Loan Agreement), there is no third party interests, encumbrances, lending, or legal prohibition against seizure, possession, transfer or pledge over the Collateral. The Collateral has not been seized or detained. Should disputes arise because any of the statements above is false or there are flaws in the quality or rights of the Collateral, the Mortgagee may order the Mortgagor to provide other Collateral of equivalent value that is approved by the Mortgagee within a designated period of time, or request the Debtor, and the Debtor shall agree, in addition to paying off all debts within the designated period of time, to indemnify all damage suffered by the Mortgagee.

4.	Preservation of the Collateral:

If the Collateral is damaged, diminished, or devaluation, the Mortgagor shall notify the Mortgagee immediately. Regardless of whether the aforesaid circumstances are attributable to the Mortgagor, the Mortgagee may order the Mortgagor to provide other collateral equivalent of diminished value that is approved by the Mortgagee within a designated period of time. In case that the Mortgagor has failed to do so within the designated time, the Mortgagee may request the Mortgagor to pay off all debts immediately. Under the circumstances that the Collateral has not been provided by the Debtor, the Mortgagor, however, is responsible for the Collateral being in the aforesaid state, the Mortgagee may request the Mortgagor to remedy the Collateral to its previous state or provide other Collateral of equivalent diminished value that is approved by the Mortgagee within a designated period of time. Under the circumstances that the Mortgagor is not held responsible, the Mortgagee may request the Mortgagor to provide collateral within the extent of the damage suffered by the Mortgagee. Without the written consent from the Mortgagee, the Mortgagor shall not demolish, alter, or enlarge the Collateral in part or in whole, or conduct any other act that is enough to reduce the value of the Collateral. Provided, however, that the Mortgagee shall not withhold or delay such consent without any legitimate reason. Any tax, maintenance, and other related costs of the Collateral shall be borne by the Mortgagor.

5.	Action in relation to registrations:

In case that the Collateral is required to be registered for the creation of mortgage or other changes, the Mortgagor and Mortgagee shall act accordingly.

6.	Insurance for the Collateral:

The Mortgagee shall be the priority loss payee of the insurance for the Collateral, or the mortgagee of the insurance policy for the Collateral. The Collateral shall be insured at an insurance company under a policy (including but not limited to fire insurance, earthquake insurance and other relevant insurance) that corresponds to the standards of the Debtor’s industry pursuant to the Syndicated Loan Agreement. The Mortgagee may notify the Mortgagor to get insured under other policies in accordance with common practice in the same business whenever it deems necessary, and the Mortgagor shall bear all costs incurred. All original copies of the insurance policy and the duplicates of the receipt for premiums shall be delivered to the Mortgagee for retention. The Mortgagee may use this Agreement as authorization to take out or renew the insurance on the Mortgagor’s behalf when the Mortgagor fails to do so. In case that the Mortgagee has paid for the premiums on the Mortgagor’s behalf, the Mortgagor shall repay the fees immediately. Should the Mortgagor fails to do so, the Mortgagee may include such premiums into the amount owned by the Debtor and calculate the interest accrued according to the interest rate under the Syndicated Loan Agreement. However, the Mortgagee is not obliged to take out or renew the insurance or pay premiums on the Mortgagor’s behalf. In case that the Collateral is damaged, regardless of the reasons raised by the insurance company for the refusal or delay in the payment of the insurance compensation, or under the circumstances that the insurance compensation is insufficient, the Debtor shall immediately repay the principal, default interest, penalties, compensation and other expenses of the debt, or provide other collateral as approved by the Mortgagee, and shall not use any excuses to evade responsibility. Prior to receiving the insurance compensation, the Debtor shall provide other equivalent collateral as approved by the Mortgagee in favor of the Mortgagee should the Mortgagee deems necessary.

7.	Subrogation:

In case that the Mortgagor may receive compensation, indemnification or other interests from a third party due to expropriation of all or partial of the Collateral or for other reasons, the Mortgagee has the right to directly receive such payment on the Mortgagor’s behalf, and such payment shall be used to offset both expired and unexpired debt and the Debtor shall not object. This Agreement shall be used as the proof for this authorization.

8.	Remainder of the Disposal of Collateral:

The remainder after the proceeds from the disposal of the Collateral has been used to settle all of the Mortgagor’s debts and costs shall be returned to the Mortgagor.

9.	Scope of Subject Covered By Mortgage:

The mortgage over the Collateral shall cover chattel attached to the constructions and those buildings without independency and all equipment attached to said buildings (including tap water, gas, electricity, air conditioners or heaters, sanitary equipment, etc.), and other rights, objects, and attachments and parking spaces.

10.	Governing Law:

The requisite elements and effect for, and all manners for juridical acts of, the Debtors’ debts and obligations to be fulfilled under this Agreement, and the Mortgagee’s rights as a secured creditor under this Agreement, shall be governed by the laws of the Republic of China.

11.	Place of Performance and Consensual Jurisdiction:

The place of performance for matters stipulated herein shall be the                 Branch of the Mortgagee. Should there be any legal proceedings due to the Debtor’s or the Mortgagor’s breach or default, the Mortgagee, the Debtor and the Mortgagor agree that the Taiwan Hsinchu District Court shall be the court of first instance, unless other exclusive jurisdiction applies pursuant to the law.

12.	The Parties’ Successors:

The Debtor referred to herein shall include its successors, assignees, or bankruptcy administrators. If the Mortgagee’s representative has changed, the new person assuming such position shall be the representative of the legal entity having rights and obligations hereunder and registration need not to be amended.

13.	Non-waiver:

Unless otherwise waived by the Mortgagee in writing, the Mortgagee’s non-implementation, or delay of implementation, of the authorities, rights or interests under this Agreement or under any documents signed by the Mortgagee, Mortgagor or Debtor, shall not be interpreted that the Mortgagee waives such authorities, rights or interests. If said authorities or rights were exercised only once or partially exercised, there should be no indication that said authorities or rights cannot be exercised again or other parts of the authorities or rights cannot be exercised again.

14.	Matters Not Stipulated:

Any matters not stipulated herein or in the attachments shall be subject to the laws of the Republic of China.

15.	Interpretation of Headings:

The headings used in the Agreement are for reference purposes only and should not be the only basis for the interpretation of this Agreement.

Separately Negotiated

1.	The Mortgagor shall bear the fees (including other relevant expenses) incurred for registration of the creation, change and cancellation of mortgage.

2.

Unless otherwise provided in the Syndicated Loan Agreement, the Mortgagor shall not create any encumbrances upon the Collateral without obtaining the Mortgagee’s prior approval in writing. Should the Mortgagor breaches the aforesaid covenant, the Mortgagee may request the Mortgagor to provide other collateral of equivalent value that is approved by the Mortgagee within a designated period of time, or request the Debtor, in addition to paying off all debts within the designated period of time, to indemnify all damage suffered by the Mortgagee.

The Debtor and Mortgagor have fully understood and agreed to the contents of the above two separately negotiated provisions.

Statement:

The Debtor and Mortgagor hereby state that they have reviewed the contents of all the above provisions within a reasonable period, and the Agreement shall have binding effect on them.

This Building Mortgage Agreement is executed by:

The Creditor and the Mortgagee:

Representative:

Address:

Agent:

Address:

The Debtor and the Mortgagor: ChipMOS TECHNOLOGIES INC.

Representative: Chairman Shih-Jye Cheng

VAT number: 16130042

Address: No.1, R&D Road 1, Baoshan Township, Hsinchu Science Park, Hsinchu County

Date:

Exhibit 9: Chattel Mortgage Agreement

Chattel Mortgage Agreement

This Chattel Mortgage Agreement (hereinafter the “Agreement”) is executed between ChipMOS TECHNOLOGIES INC. (a company incorporated under the laws of the Republic of China, with registered office at No.1, R&D Road 1, Baoshan Township, Hsinchu Science Park, Hsinchu County, as the debtor and the mortgagor; hereinafter referred to as the “Debtor” or the “Mortgagor”) and Bank of Taiwan Co., Ltd. (in its capacity as a joint and several creditors under Article 283 of the Civil Code and for the joint and several benefits of the Banks under the Syndicated Loan Agreement referred to below; hereinafter referred to as the “Creditor” or the “Mortgagee”) on (MM/DD/YYYY).

WHEREAS, the Banks (to which the Mortgagee acted as the Collateral Agent) and the Debtor have executed a Syndicated Loan Agreement (hereinafter the “Syndicated Loan Agreement”) with a facility amount of NT$12 billion (NT$12,000,000,000) on May 15, 2018.

Both Parties have executed this Agreement pursuant to the Syndicated Loan Agreement and agree as follows:

1.	The scope of the debts secured by maximum amount mortgage:

To provide security for the various debts under the Syndicated Loan Agreement, including the note obligations incurred by the Debtor to the Banks under the Syndicated Loan Agreement (including those from issuing notes, endorsement of notes, acceptance, note guarantee and other note debts), principal, interest, default interest, penalties, disbursement, arranger’s fee, agent’s fee, commitment fee, compensations, amendment fee, appraisal fee of the Collateral, registration (or registration for the change of rights) fee of the Collateral, insurance premium, expenses for obtaining a writ of execution, expenses for compulsory enforcement, expenses for participation of distribution, other fees or damages due to the failure to perform all the obligations therein, and all debts agreed to be borne by the Debtor (hereinafter, the “Secured Debt”), the Mortgagor shall create, pursuant to the Syndicated Loan Agreement, the first priority chattel mortgage in favor of the Mortgagee in the maximum amount of NT$                 on the collateral (hereinafter the “Collateral”) set forth in the attachment.

2.	Validity Period:

This Agreement shall be valid for ten years, from (MM/DD/YYYY) to (MM/DD/YYYY). Once the validity period has expired, the Mortgagee may apply for an extension of the registration period pursuant to Paragraph 1, Article 9 of the Personal Property Secured Transactions Act. The Mortgagor hereby agrees to waive its rights provided by Article 881-7 of the Civil Code.

3.	Collateral Storage Site:

The storage site of the Collateral under the Agreement shall be                 . The Mortgagor shall not change the storage site without prior written consent by the Mortgagee.

4.	Relationship between the Agreement and the Syndicated Loan Agreement:

The Mortgagor hereby agrees to pay the interest, default interest, penalties and expenses regarding the Secured Debt according to the interest rate set forth in the Syndicated Loan Agreement, which shall be paid using the method and at the time pursuant to the Syndicated Loan Agreement (hereinafter the Syndicated Loan Agreement shall be regarded as part of this Agreement). Unless otherwise defined in this Agreement, all terms used herein shall have the same meanings as those given in the Syndicated Loan Agreement.

5.	Registration and Other Relevant Obligations:

The Mortgagor and the Mortgagee shall together file with the competent authority for the registration for the creation of the first priority chattel mortgage over the Collateral with the maximum amount in favor of the Mortgagee immediately after the execution of this Agreement. The Mortgagor, whenever upon the Mortgagee’s request, shall imprint or affix labels to the Collateral and maintain such labels at all times. The Mortgagor shall bear the costs arising from the registration, imprinting or affixing of labels. Registrations shall be made whenever there is an increase or decrease in the Collateral, or that the storage site has changed. The Mortgagor shall bear the registration fees.

6.	Declaration of the Mortgagor:

The Mortgagor hereby declares that the Mortgagor has the complete and legal rights to the Collateral. Except for those permitted under the Syndicated Loan Agreement, no third party has interests, claim of rights, lease rights or security rights in rem over the Collateral. Should disputes arise because of the owner rights or other rights to the Collateral, the Mortgagor shall ensure that the Mortgagee shall not suffer any damage, and to indemnify all damage suffered by the Mortgagee.

7.	Collateral Maintenance:

The Mortgagor shall appropriately maintain the Collateral according to the use and maintenance manual provided by the manufacturer, and shall appropriately use and operate the Collateral. In case that the Collateral is severely damaged or diminished, the Mortgagor shall immediately notify the Mortgagee in writing. Regardless of whether the aforesaid was caused by an event of force majeure or others, and regardless of whether the Mortgagor is at fault, the Mortgagor shall provide other collateral that is approved by the Mortgagee or provide cash of equivalent value, or immediately pay off all debts secured by such Collateral upon the Mortgagee’s request.

8.	Collateral Repairing or Processing:

If repairing or processing to the Collateral is necessary, the Mortgagor shall notify the repairmen or processor that a chattel mortgage has been created over the Collateral in favor of the Mortgagee, and shall retain any proof of such notification.

9.	Encumbrances such as tax:

The Mortgagor shall be liable for any taxes, tariffs, regulation fees or other expenses relevant with obtaining, retaining, using and/or repairing the Collateral and shall make payments within the expiry date at all times.

10.	Events of Default:

1)

The Mortgagee, when exercises the rights under the Syndicated Loan Agreement, may enter the storage site of the Collateral at all times and possess all or a portion of the Collateral, and may move such Collateral from its original site without informing the Mortgagor or obtaining the Mortgagor’s consent. The Mortgagor shall be liable for all damages or fees incurred from possessing or moving the Collateral. If the Mortgagor or any third party refused to deliver the Collateral to the Mortgagee, it shall be subject to compulsory execution order of the court. The Mortgagee may directly petition the court to issue an order for compulsory execution pursuant to Article 17 of the Personal Property Secured Transactions Act.

2)

The Mortgagor may redeem the Collateral if within ten (10) calendar days since the Mortgagee possesses the Collateral, the Mortgagor or a third party pays off all Secured Debt and other payments to be made to the Mortgagee under the Agreement and the Syndicated Loan Agreement, and pays the Mortgagee all expenses incurred from the possession and storage of the Collateral. However, the Mortgagee may sell the Collateral or dispose of such Collateral in any other way if the Mortgagee deems that there is a possibility that the Collateral shall decay or its value shall substantially diminish so that such diminishment causes impairment to the Mortgagee’s rights or that the repairing fees be too high. If the Mortgagor or a third party fails to make the aforementioned payments within the aforesaid ten (10) calendar days, the right to redemption shall be diminished and the Mortgagee shall be entitled to immediately sell, auction or dispose of the Collateral in any way permitted by law. The Mortgagor hereby undertakes to: (1) cooperate with the Mortgagee and the person (to whom the Mortgagee sells or actions the Collateral) purchasing the Collateral (hereinafter referred to as the “Purchaser”), sign all necessary documents and conduct all necessary application for transfer or registration to transfer the owner rights of the Collateral to the Purchaser; and (2) fulfill all obligations regarding the transfer of the owner rights of the Collateral to the Purchaser. The fees incurred from the Mortgagee’s possession or disposal of the Collateral shall be first deducted from the payments received for the Collateral’s disposal before offsetting the debt pursuant to the Syndicated Loan Agreement. If the payment is insufficient to pay off the due debts or debts to be due, the Mortgagor shall immediately pay the difference to the Mortgagee. The Mortgagee may participate in the bid or purchase all or part of the Collateral when the Collateral is auctioned or sold; the profit and loss of the Collateral will be irrelevant to the Mortgagor after the Mortgagee further disposes of such Collateral.

11.	Subrogation:

If the Mortgagor may receive compensation due to expropriation or other actions on all or any part of the Collateral, the Mortgagor hereby authorizes the Mortgagee to directly claim for the compensation from government authorities. Such authorization shall not be withdrawn, revoked, changed, terminated or rescinded, and this Agreement shall be used as the proof for such authorization. The compensation payment shall be used to offset the debts in accordance with the Syndicated Loan Agreement. If the payment is insufficient to pay off the due debts or debts to be due, the Mortgagor shall immediately pay the difference to the Mortgagee.

12.	Registration Cancellation:

The Mortgagee shall provide a pay-off certificate upon the Mortgagor’s request once the Mortgagor pays off all debts and shall, to the extent necessary, assist the Mortgagor in the cancelation of the mortgage registration, and terminate this Agreement.

13.	Profits:

If the value of the Collateral has increased upon the Mortgagee’s retrieval and possession of the Collateral, or that profits have incurred as a result of the use or possession of the Collateral, the Mortgagee shall use such profits to pay off the debs.

14.	Transfer Effect:

This Agreement shall have a binding effect on the successors, trustees, administrators, reorganizers and liquidators of the Mortgagor. However, the Mortgagor shall not transfer any of its interests, rights or obligations under this Agreement without obtaining prior written consent of the Mortgagee. The Mortgagee may, after notifying the Mortgagor (but without obtaining the Mortgagor’s consent), transfer part or all of its rights under this Agreement to the person who has assumed the right of claim against the Secured Debt. With regard to the transfer by the Mortgagee, the Mortgagor hereby agrees to sign the necessary documents and cooperate with the necessary measures (including but not limited to the re-application for the registration of the chattel mortgage or the registration of the change in accordance with this Agreement; however, the Mortgagee shall be liable for the fees incurred as a result), so that the transferee becomes the party to this Agreement and obtains the rights to the Collateral that the first priority mortgage with maximum amount is created upon.

15.	Governing Law and Jurisdiction:

This Agreement and the created chattel mortgage under this Agreement are subject to the laws of the Republic of China. The parties agree that any disputes arising from this Agreement shall be submitted to Taiwan Hsinchu District Court as the court of first instance, unless otherwise required to be submitted to the exclusive jurisdiction as provided by law.

16.	Matters Not Stipulated:

Any matters not stipulated herein shall be subject to the laws of the Republic of China and the regulations and customs set out or to be set out by the finance industry of Taiwan and the Mortgagee.

17.	Mortgagee’s rights in the Disposal of the Collateral:

The various values of each Collateral listed in the mortgage registration documents are for registration calculation reference only. Each Collateral is to provide security for the Secured Debt as a whole, and the Mortgagee shall be entitled to dispose of any Collateral and use the proceeds to settle the Secured Debt.

18.	Non-waiver:

Unless expressly waived by the Mortgagee in writing, the fact that the Mortgagee did not exercise, or failed to timely exercise, the rights arisen from this Agreement or any signed documents between the Mortgagee and Mortgagor or Debtor shall not mean that the Mortgagee has waived those rights. If said rights were exercised once or partially exercised, there should be no indication that said rights cannot be exercised again or other parts of the rights cannot be exercised again.

19.	Insurance:

The Mortgagor shall insure the Collateral for property insurance pursuant to the Syndicated Loan Agreement.

20.	Interpretation of Headings:

The headings used in the Agreement are for reference purposes only and should not be the only basis for the interpretation of this Agreement.

Attachment: Details of the Collateral

This Chattel Mortgage Agreement is executed by:

The Creditor and the Mortgagee:

Representative:

Address:

Agent:

Address:

The Debtor and the Mortgagor: ChipMOS TECHNOLOGIES INC.

Representative: Chairman Shih-Jye Cheng

VAT number: 16130042

Address: No.1, R&D Road 1, Baoshan Township, Hsinchu Science Park, Hsinchu County

Date:

Exhibit 10: Statement of Financial Consumers

Statement of Financial Consumers

The Undersigned, ChipMOS TECHNOLOGIES INC., has entered into a NT$12 billion (NT$12,000,000,000) Syndicated Loan Agreement (hereinafter referred to as the “Syndicated Loan Agreement”) with the Banks, to which your Bank acted as the Facility Agent, on May 15, 2018. The Undersigned hereby issues the Statement of Financial Consumers pursuant to Article 10 of the Financial Consumer Protections Act:

The Undersigned hereby declares as follows:

1.

The Undersigned has reviewed, within a reasonable period, all terms (including separately negotiated terms) before the execution of loan documents (including but not limited to the Syndicated Loan Agreement, the Promissory Note, the Note Authorization, the Chattel Mortgage Agreement, the Real Estate Mortgage Agreement and other terms set forth in the transfer (alteration) agreement or the joint guarantee agreement), and has fully understood the important rights, obligations and responsibilities of your Bank, and the methods and limitations to the exercise, change, rescind and termination of the Undersigned’s rights, along with the liable expenses and penalties, including the collection time, calculation method and collection method, and the risks of failure to repay the principal and the interests and other breaches under the loan documents.

2.

The Undersigned has been notified and understands that in addition to directly communicating with the contacting Branch, it may submit its inquires through the following channels should questions regarding the loan or the product arises:

1)	Customers’ Service Line: 04-2227-3131

2)	Customer complaint mailbox: www.tcb-bank.com.tw/quickarea/Pages/sevmail.aspx

To:
Facility Agent: Taiwan Cooperative Bank Co., Ltd.

By:
Representative:
VAT number:
Address:
Date:

Exhibit 11: Statement of Non-violation of Financial Covenants

Statement of Non-violation of Financial Covenants

The Undersigned, ChipMOS TECHNOLOGIES INC., has entered into a NT$12 billion (NT$12,000,000,000) Syndicated Loan Agreement (hereinafter referred to as the “Syndicated Loan Agreement”) with the Banks, to which your Bank acted as the Facility Agent, on May 15, 2018. The Undersigned hereby issues the Statement of Non-violation of Financial Covenants pursuant to Article 18.2 of the Syndicated Loan Agreement. All terms used herein shall have the same meanings as those given in the Syndicated Loan Agreement.

The Undersigned hereby represents that no event of default, which has not been cured or cannot be cured, is occurring or continuing (or stating the nature of the breach and the measures proposed by the Undersigned).

To:
Facility Agent: Taiwan Cooperative Bank Co., Ltd.

By:
Representative:
VAT number:
Address:
Date:

Exhibit 12: Subordination Undertaking

Subordination Undertaking

1.

The Undersigned                      (hereinafter “I/The Company”) shall be a shareholder of ChipMOS TECHNOLOGIES INC. (hereinafter the “Borrower”). As the Borrower has entered into a NT$12 billion (NT$12,000,000,000) Syndicated Loan Agreement (hereinafter referred to as the “Syndicated Loan Agreement”) with the Banks, to which your Bank acted as the Facility Agent, on May 15, 2018, I/the company hereby agrees that all present and future debts of the Borrower owed to the Banks pursuant to the Syndicated Loan Agreement shall take priority over all current or future debts owed by the Borrower to me/the company. Furthermore, the interest rate for all loans extended by the Undersigned to the Borrower shall not exceed the minimum loan interest rate, at that time or thereafter, of any drawdown under the Syndicated Loan Agreement.

2.

I/The Company hereby agrees that with regard to all debts owed by the Borrower to me/the Company whether at present or in the future, I/the Company shall neither accept any repayment, gift, or transfer or pledge of my/the Company’s claim concerning said debts to a third party, nor demand the Borrower to provide any pledge of the Borrower’s assets or retain the Borrower’s assets before the Borrower has fully repaid all of the debts owed to the Banks pursuant to the Syndicated Loan Agreement. However, the aforesaid restrictions shall not be applicable if the money is used by me/the Company to pay the subscription price, in whole or in part, to subscribe for the newly issued shares of the Borrower.

3.

If the Banks cannot recover the debts in full owed by the Borrower or have suffered any loss or damage due to my/the Company’s breach of the above covenants, I/the Company shall be liable for such loss and damage.

4.

The Undersigned hereby certifies that the issuance and implementation of this Subordination Undertaking shall have been duly resolved by a meeting of the Undersigned’s board of directors, and a photocopy of the meeting minutes of such board of directors shall be attached for your record.

Attachment: A photocopy of the meeting minutes of the Undersigned’s board of directors (applicable for a corporate shareholder)

To:
Facility Agent: Taiwan Cooperative Bank Co., Ltd.

By:
Undersigned:
VAT number:
Address:

By:
Undersigned:
VAT number:
Address:
Date:

Exhibit 13: Assignment of Insurance Interest

Assignment of Insurance Interest

This Assignment of Insurance Interest shall be signed and entered into between ChipMOS TECHNOLOGIES INC. (hereinafter the “Assignor”) and Bank of Taiwan Co., Ltd. (hereinafter the “Assignee”) on (MM/DD/YYYY).

WHEREAS, the Assignor and the Banks (to which the Assignee acted as the Collateral Agent) have executed a Syndicated Loan Agreement (hereinafter the “Syndicated Loan Agreement”) with a facility amount of NT$12 billion (NT$12,000,000,000) on May 15, 2018. Further, the Assignee holds the security interests hereunder in its capacity as a joint and several creditors under Article 283 of the Civil Code and for the joint and several benefits of the Banks under the Syndicated Loan Agreement.

WHEREAS, pursuant to Article 21.11 of the Syndicated Loan Agreement, the Assignor shall take out the insurance in the kind recognized by the Collateral Agent and consistent with the practice of the business of like kind and other accident insurance (including the insurance interests already under the insurance policies or those to be obtained) and subsequently assign the relevant insurance interests to the Assignee. The Assignor shall deliver the original copy of the insurance policy, the original copy of the cover note, the original copy of the insurance contract, the duplicate of the premium receipts and other relevant documents to the Assignee to serve as security to the Assignor’s debt under the Syndicated Loan Agreement.

It is agreed as follows:

Article 1:	Unless otherwise specified herein, all terms used herein shall have the same meanings as those given in the Syndicated Loan Agreement.

Article 2:

In order for the Assignor to provide security for the various debts payable pursuant to the Syndicated Loan Agreement, the Assignor shall irrevocably and unconditionally agree to the assignment as stipulated below, and the Assignor shall undertake as follows:

(1)

The Assignor shall assign the various insurance interests of the insurance purchased and the right to collect all payments relevant with the insurance to the Assignee. The Assignor shall ensure that the insurance policies or contracts includes the insurance terms and payment terms in the form and contents as required by the Assignee. Without a prior written notification to the Assignee before fourteen (14) calendar days and obtaining the Assignee’s prior approval in writing, the Assignor shall not terminate or cancel the insurance policy or contract, and all of the insurance compensations shall be paid to the Assignee. Further, the Assignor shall notify the insurer of the assignment of the insurance interests hereunder in accordance with the Syndicated Loan Agreement, and procure the Undertaking of Insurer (in the form of Exhibit 14) issued by the insurer and deliver such to the Assignee.

(2)

To ensure that the Assignee may effectively exercise all rights hereunder (including the Assignee’s rights to directly collect all payments), the Assignor shall take (or allow the Assignee to take) all necessary measures according to the Assignee’s requests at all times.

(3)

Unless the Assignee’s prior written consent is obtained, the Assignor shall not terminate, rescind, withdraw or revoke the insurance policy or make changes or amendments to the contents of the insurance contract that is to the Assignee’s disadvantage.

(4)	The Assignor shall pay premiums as agreed upon and maintain the effect of the insurance.

(5)

The Assignor shall not re-assign, create security to other parties, or dispose of any rights or interests under the relevant insurance contracts or other rights already assigned to the Assignee pursuant to this Agreement.

Article 3:	The Assignor hereby declares, confirms and represents as follows:

(1)

The Assignor had not created any encumbrances on the insurance rights and interests that are the subject of this Assignment of Insurance Interest, or committed any acts that are sufficient to diminish said rights and interests. The Assignor has the right to make the assignment hereunder.

(2)

The Assignor’s obligations and debt under the insurance contracts referred to herein are not assigned, and the Assignor shall remain solely responsible for the performance of these obligations to the relevant parties. The Assignee need not implement any related obligations or debts incurred by the Assignor under relevant insurance contracts due to the assignment hereunder. Even if the Assignor has failed to perform its obligations under said contracts, the Assignee shall have no obligation or responsibility to perform on behalf of the Assignor.

Article 4:

The Assignee shall not be obligated to check whether the nature or amount of the payments it received pursuant to this Assignment of Insurance Interest is correct. The Assignee shall be entitled (but not obligated) to, for the purpose of obtaining such interests or payment assigned hereunder, directly pursue recovery or take legal recovery procedures.

Article 5:

The Assignee may, after notifying the Assignor (but without the necessity of obtaining its approval), assign its rights under this Assignment of Insurance Interest or transfer such to the person who has obtained the creditor’s rights pursuant to the Syndicated Loan Agreement; such assignee shall succeed and enjoy the rights of the Assignee hereunder within the scope as agreed between it and the Assignee.

Article 6:	This Assignment of Insurance Interest shall be governed by the laws of the Republic of China, and shall not be modified or amended without the written consents from both the Assignor and the Assignee.

Article 7:	The parties hereby agree that the Taiwan Hsinchu District Court shall be the court of first instance to settle any disputes arising from this Assignment of Insurance Interest.

This Assignment of Insurance Interest is executed by:

Assignor:
Representative:
Address:

Assignee:
Representative:
Address:
Agent:
Address:

Date:

Exhibit 14: Undertaking of Insurer

Undertaking of Insurer

The undersigned,                      Insurance Co., Ltd. (hereinafter the “Company”), hereby makes the confirmation and undertaking with regards to the Company’s insurance of ChipMOS TECHNOLOGIES INC. as follows:

1.	ChipMOS TECHNOLOGIES INC., has purchased the insurances from the Company as follows:

Insurance Type	Insured Amount	Insurance Number	Insurance Period

2.

The Company is aware of the fact that ChipMOS TECHNOLOGIES INC. has signed a NT$12 billion (NT$12,000,000,000) Syndicated Loan Agreement on May 15, 2018 with the Banks, to which your Bank acts as the Collateral Agent, and has signed an Assignment of Insurance Interest with your Bank on (MM/DD/ YYYY), pursuant to which ChipMOS TECHNOLOGIES INC. assigned all insurance interests of the aforementioned subjects (including the insurance interests already under the insurance policies or those to be obtained) to your Bank to hold the security interests in your capacity as a joint and several creditors and for the joint and several benefits of the Banks. The Company has been notified and hereby agrees to such assignment.

3.

The Company has named your Bank as the sole priority loss payee in the aforementioned insurance policy and relevant documents, and any and all payments of the aforesaid insurance claim shall be made to your Bank.

4.

If the Company does not timely receive the premium for the aforementioned insurance, your Bank shall be notified immediately. Unless the Company has given your Bank a written notice for fourteen (14) calendar days in advance and a reasonable opportunity to settle the unpaid premium, the Company hereby agrees that it shall not cancel or terminate such insurance policy. Unless your Bank has approved in writing, the Company shall not, by any means, terminate, cancel, rescind or revoke the insurance contract or render such contract invalid or unenforceable for any reason.

5.

If the aforementioned insurance policy is subsequently extended or updated, the Company shall submit the extended or updated insurance policy as well as the relevant documents directly to your Bank based on the instructions provided by your Bank.

6.

The Company shall notify your Bank in writing at least fourteen (14) calendar days prior to the expiry of the aforementioned insurance policy (including the extended or updated one), and inform your Bank whether the Company has received instructions on the extension or renewal. The Company shall immediately inform your Bank upon receiving the instructions for the aforementioned extension or renewal.

7.

The Company shall immediately notify your Bank in writing if ChipMOS TECHNOLOGIES INC., has requested the Company to modify the insurance terms or terminate the aforementioned insurance, or an event has occurred which might cause the insurance to be invalid, revocable or unenforceable. Without the prior written consent from your Bank, the Company shall not reduce the insured amount of the insurance, change the insurance type, scope of coverage, loss payee, or terms of insurance payment, make any changes that might adversely affect your Bank’s rights, or terminate or cancel the insurance policy or contract.

To:
Bank of Taiwan Co., Ltd.

By:
Undersigned:
Representative:
VAT number:
Address:

Date:

Exhibit 15: Assignment Agreement

Assignment Agreement

This Assignment Agreement (hereinafter the “Agreement”) is entered into by and between                  (hereinafter the “Assignor”) and                  (hereinafter the “Assignee”) on (MM/DD/YYYY).

WHEREAS, on May 15, 2018, the Assignor has entered into a NT$12 billion (NT$12,000,000,000) Syndicated Loan Agreement (hereinafter the “Syndicated Loan Agreement”) with ChipMOS TECHNOLOGIES INC. (hereinafter the “Borrower”) and the Banks, to which Taiwan Cooperative Bank Co., Ltd. acted as the Facility Agent, for the purpose of extending a loan to the Borrower.

WHEREAS, for assuming the Assignor’s Commitment Amount, the Assignee is desirous of assuming all rights and obligations of the Assignor under the Syndicated Loan Agreement, and the Assignor agrees to assign its Commitment Amount to the Assignee.

It is agreed as follows:

1.	Definitions

Unless otherwise defined in this Agreement, all terms herein shall have the same meanings and definitions as those given in the Syndicated Loan Agreement.

2.	Assignment of Rights and Obligation Under Syndicated Loan Agreement

The Assignor hereby agrees to assign its rights and obligations under the Syndicated Loan Agreement to the Assignee within the following extent:

(1)	Tranche A Facility:

1.	Within the amount of NT$ of the rights and obligations of the drawn Tranche A Facility of its Commitment Amount.

2.	Within the amount of NT$ of the rights and obligations of the undrawn Tranche A Facility of its Commitment Amount.

(2)	Tranche B Facility:

1.	Within the amount of NT$ of the rights and obligations of the drawn Tranche B Facility of its Commitment Amount.

2.	Within the amount of NT$ of the rights and obligations of the undrawn Tranche B Facility of its Commitment Amount.

3.	Purchase Price

The Assignor hereby agrees to pay the Assignee (currency:             )                      dollars as purchase price. The Assignee shall, through telegraphic transfer or other means agreed on by both parties, remit such purchase price to the account designated by the Assignor. The Assignee shall make payments required under this Agreement in full in (currency:             )                     dollars, and no taxes shall be deducted or withheld. The payments shall not be made in the form of assets or in any other form.

4.	Assignment Fee

The Assignee hereby agrees to pay to the Assignor the assignment fee for the assignment of Commitment Amount hereunder, at the rate of             % of the Commitment Amount assigned to it. Such payment shall be made in a lump sum on the date of this Agreement.

5.	Effective Date

The Agreement shall take effect on the date of execution.

6.	Declarations and Confirmation

With respect to the assignment of the Commitment Amount and relevant rights and obligations pursuant to this Agreement, the Assignee hereby represents and confirms as follows:

(1)	The Assignee has received the duplicate of the Syndicated Loan Agreement and necessary documents delivered by the Assignor.

(2)

Commencing on the execution date of this Agreement, the Assignee shall exercise the rights and perform the obligations under the Syndicated Loan Agreement with respect to the Commitment Amount assigned by the Assignor.

(3)

With regard to the Borrower’s credit, financial condition, ability to make repayment and the risks involved in the Facility, the Assignee has conducted independent investigation and assessment in accordance with normal loan procedures, and, based on the results of independent investigation and assessment, has decided to provide such loan and assume the Assignor’s Commitment Amount.

(4)

The Assignee should independently assume the relevant loan risk of its participated and assumed Commitment Amount. With respect to any matters relating to the Facility extended to the Borrower, the Assignor has not made any declaration to the Assignee. With regard to whether the Borrower will perform its contractual obligations or any matters relating to its financial ability, business status and ability to repay etc., the Assignor shall not bear any guarantee obligation.

(5)	The respective Party hereto has obtained all necessary internal authorization with respect to the execution of this Agreement, and this Agreement shall be binding on the parties hereto.

7.	Notice

Upon the execution of this Agreement, the parties hereto shall jointly sign the Notice of Assignment (in the form as Exhibit 16 to the Syndicated Loan Agreement) pursuant to the Syndicated Loan Agreement to notify the Borrower and the Facility Agent of the assignment hereunder.

8.	Confidentiality

Unless otherwise notified in accordance with the Syndicated Loan Agreement and this Agreement, the parties hereto shall maintain confidentiality with regard to the contents of this Agreement.

9.	Applicable Law

For any matters not stipulated herein, the laws of the Republic of China shall apply.

10.	Jurisdiction

The parties hereto agree that any legal actions or proceedings arising from or relating to this Agreement shall be submitted to the jurisdiction of Taiwan                  District Court as the court of first instance.

This Assignment Agreement is executed by:

Assignor:
Representative:
Agent:
Address:

Assignee:
Representative:
Agent:
Address:

Date:

Exhibit 16: Notice of Assignment

Notice of Assignment

Subject:

On May 15, 2018, ChipMOS TECHNOLOGIES INC. and the Banks, to which Taiwan Cooperative Bank Co., Ltd. acts as the Facility Agent, have entered into a NT$12 billion (NT$12,000,000,000) Syndicated Loan Agreement (hereinafter the “Syndicated Loan Agreement”). Please be notified that the rights and obligations of                  under the Syndicated Loan Agreement have been assigned to                  on (MM/DD/YYYY).

Explanation:

1.	(hereinafter the “Assignor”), as one of the Banks under the Syndicated Loan Agreement, has extended the Commitment Amount as follows to the Borrower:

(1) Tranche A Facility Commitment Amount: NT$                .

(2) Tranche B Facility Commitment Amount: NT$                 .

2.

The Assignor and                  (hereinafter the “Assignee”) have entered into an Assignment Agreement (the duplicate as attached hereto) on (MM/DD/YYYY). Pursuant to the Assignment Agreement, the Assignor agrees to assign the relevant rights and obligations of NT$                 of its Commitment Amount under the Syndicated Loan Agreement to the Assignee, so that the Assignee may exercise the rights and obligations to such assigned Commitment Amount in accordance with the Syndicated Loan Agreement. Since the date of such assignment, the Assignee shall comply with the arrangements under the Syndicated Loan Agreement, and maintain confidentiality with regard to the contents of the Assignment Agreement and the Syndicated Loan Agreement.

3.	The Commitment Amount for the Assignor and the Assignee, respectively, under the Syndicated Loan Agreement is adjusted as follows after the aforementioned assignment:

(1)	Assignor: NT$ .

1.	For Tranche A Facility: NT$ .

2.	For Tranche B Facility: NT$ .

(2)	Assignee: NT$ .

1.	For Tranche A Facility: NT$ .

2.	For Tranche B Facility: NT$ .

4.

After this Notice is served, any notices to be made to the Assignor under the Syndicated Loan Agreement shall be delivered to the Assignee’s address set forth in this Notice in the manners pursuant to the Syndicated Loan Agreement; any payments to be made to the Assignee shall be remitted to the Assignee through the Inter-bank Remittance System Service.

5.	This Notice is made according to Article 40.2 of the Syndicated Loan Agreement.

To :
Borrower: ChipMOS TECHNOLOGIES INC.
Facility Agent: Taiwan Cooperative Bank Co., Ltd.

By:
Assignor:
Representative:
Agent:
Address:

Assignee:
Representative:
Agent:
Address:

Date:

Exhibit 17: Opinion of Counsel

Opinion of Counsel

On May 15, 2018, ChipMOS TECHNOLOGIES INC. (hereinafter the “Borrower”) and Taiwan Cooperative Bank Co., Ltd. (hereinafter “your Bank”) along with other ten financial institutions (hereinafter the “Bank”), to which your Bank acted as the Facility Agent, have entered into a NT$12 billion (NT$12,000,000,000) Syndicated Loan Agreement (hereinafter the “Syndicated Loan Agreement”). I have been appointed by the Banks to act as their legal counsel. This Opinion of Counsel is issued according to the Syndicated Loan Agreement and the laws of the Republic of China.

1.	Documents reviewed with respect to the Syndicated Loan Agreement:

To issue this Opinion, I have examined photocopies of the following documents provided by the Collateral Agent:

(1)	The Syndicated Loan Agreement executed on May 15, 2018 between the Borrower and the Banks.

(2)

The board of directors meeting minutes of the Borrower which resolved the Facility, the authorization of the representative to execute the Syndicated Loan Agreement, the Promissory Notes, the Note Authorizations and other relevant documents.

(3)	The latest articles of incorporation, and the latest amendment of corporate registration card (with the register of directors) of the Borrower.

(4)	The Promissory Notes and Notes of Authorization issued by the Borrower.

(5)	Negative Pledge Certificate and non-letting or non-lending certificate issued by the Borrower.

2.	Assumptions:

This Opinion is issued based on the following assumptions:

(1)	The conformity with the originals of all documents submitted to me as copies thereof.

(2)

All documents submitted to me have been duly authorized, validly signed by the signing parties, having a binding effect upon them. The execution and delivery of those documents have not violated any law, orders, permits, agreement or documents to which the signing parties are subject.

(3)	The genuineness of all signatures and seals on all the documents submitted to me.

(4)	Where any signing party is a corporation, it shall be a corporation duly organized and existing under the laws of the jurisdiction of its incorporation.

3.	Based on the above assumptions and the review of the aforementioned documents, I am of the following opinions, with respect to the laws of the Republic of China:

(1)	The Borrower is duly organized and existing as a company limited by shares under the laws of the Republic of China, and may conduct the businesses as set forth in its corporate registration card.

(2)	The Borrower has the full legal right, capacity and authority to execute the Syndicated Loan Agreement and relevant documents and to perform its obligations thereunder.

(3)

The Borrower’s Board of Directors has agreed to the execution of the Syndicated Loan Agreement and all relevant loan documents. Shih-Jye Cheng, as the chairman, has been authorized to execute the Syndicated Loan Agreement and relevant documents.

(4)	The Syndicated Loan Agreement and other relevant documents are legal, having binding effects on the Borrower. The Bank may demand the Borrower for performance under such Agreements.

(5)

Pursuant to the Syndicated Loan Agreement, the governing law of the Syndicated Loan Agreement shall be the laws of the Republic of China; all legal actions or proceedings arising from or relating to such Agreement shall be submitted to the jurisdiction of Taiwan Hsinchu District Court as the court of first instance unless other exclusive jurisdiction applies pursuant to the law. As such, all relief or procedures with respect to the Syndicated Loan Agreement and other relevant documents shall be governed pursuant to the procedures and relief under the laws of the Republic of China by the Hsinchu District Court.

4.	Qualifications

This Opinion is subject to the following qualifications:

(1)	This Opinion is based on the announced and effective laws and regulations of the Republic of China as of the date. I shall not be obliged to make notifications of any subsequent changes in the law.

(2)

The enforceability of the obligations under the Syndicated Loan Agreement and other documents is subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

(3)	The waiver of creditors’ liability shall be subject to the limitations under the Syndicated Loan Agreement and the laws of the Republic of China.

(4)	The exercise of creditors’ rights may be subject to the statute of limitations or offset.

(5)	Should the court deem the amount of the agreed penalty excessive, the court may reduce such sum to a comparable amount.

(6)	If there is any arrangement that matters should be subject to the creditor’s sole discretion, such discretion shall not be abused and shall be exercised in a manner of good faith.

5.	Miscellaneous

This Opinion is issued to your Bank exclusively for the execution and delivery of the Syndicated Loan Agreement and other relevant documents. Your Bank, as the Facility Agent, may deliver this Opinion to the Banks. However, without the counsel’s prior written approval, your Bank and the Banks shall not disclose this Opinion, in whole or in part, to any third party (except for the assignees of the Banks) by any means, or make this Opinion known to the public. The Banks or any third party shall not claim that they have executed the Syndicated Loan Agreement due to the reliance of this Opinion.

To :
Facility Agent: Taiwan Cooperative Bank Co., Ltd.

Weishin Attorneys-at –law
Zhan-Yi Lin

Member of the Taipei Bar Association
Bar Certification No.:
Address:
Date: